Execution Version STOCK PURCHASE AGREEMENT BY AND BETWEEN OHIO FARMERS INSURANCE COMPANY AND FIRST FINANCIAL BANCORP. DATED AS OF JUNE 23, 2025 EXHIBIT 2.1

TABLE OF CONTENTS Page -i- ARTICLE I DEFINITIONS ........................................................................................................................ 1 1.01 Definitions. ........................................................................................................................ 1 1.02 Interpretation; Effect. ....................................................................................................... 11 ARTICLE II PURCHASE AND SALE OF SHARES .............................................................................. 12 2.01 Purchase and Sale of Shares. ........................................................................................... 12 2.02 Closing; Deliverables. ...................................................................................................... 13 ARTICLE III REPRESENTATIONS AND WARRANTIES ................................................................... 14 3.01 Representations and Warranties of Seller. ....................................................................... 14 3.02 Representations and Warranties of Purchaser. ................................................................. 32 ARTICLE IV COVENANTS .................................................................................................................... 40 4.01 Conduct of Business. ....................................................................................................... 40 4.02 Reasonable Best Efforts. .................................................................................................. 44 4.03 Notification of Certain Matters. ....................................................................................... 45 4.04 Press Releases. ................................................................................................................. 46 4.05 Access; Information. ........................................................................................................ 46 4.06 No Negotiations. .............................................................................................................. 47 4.07 Intercompany Agreements. .............................................................................................. 47 4.08 Employees and Employee Benefits. ................................................................................ 48 4.09 No Control of Other Party’s Business. ............................................................................ 50 4.10 Tax Matters. ..................................................................................................................... 50 4.11 Seller Intellectual Property. ............................................................................................. 54 4.12 Insurance. ......................................................................................................................... 56 4.13 Non-Compete, Non-Solicitation, and Non-Disparagement. ............................................ 57 4.14 Takeover Laws. ................................................................................................................ 59 4.15 Further Assurances. ......................................................................................................... 59 4.16 Payment of Indebtedness. ................................................................................................ 59 4.17 Financial Ability. ............................................................................................................. 60 4.18 Regulatory Matters. ......................................................................................................... 60 4.19 Repurchase Offer. ............................................................................................................ 61 4.20 Non-Solicitation Agreements........................................................................................... 61 ARTICLE V CLOSING CONDITIONS ................................................................................................... 61 5.01 Conditions to Each Party’s Obligations under this Agreement. ...................................... 61 5.02 Conditions to Obligations of Seller. ................................................................................. 61

TABLE OF CONTENTS (continued) Page -ii- 5.03 Conditions to Obligation of Purchaser. ............................................................................ 62 ARTICLE VI SURVIVAL AND WAIVER .............................................................................................. 64 6.01 Survival. ........................................................................................................................... 64 6.02 Waiver. ............................................................................................................................. 64 ARTICLE VII TERMINATION ............................................................................................................... 64 7.01 Termination. ..................................................................................................................... 64 7.02 Effect of Termination. ...................................................................................................... 65 ARTICLE VIII MISCELLANEOUS ......................................................................................................... 66 8.01 Waiver; Amendment. ....................................................................................................... 66 8.02 Counterparts. .................................................................................................................... 66 8.03 GOVERNING LAW. ....................................................................................................... 66 8.04 Venue for Resolution of Disputes. ................................................................................... 66 8.05 WAIVER OF JURY TRIAL. ........................................................................................... 67 8.06 Assignment. ..................................................................................................................... 67 8.07 Expenses. ......................................................................................................................... 67 8.08 Notices. ............................................................................................................................ 67 8.09 Entire Understanding. ...................................................................................................... 68 8.10 Specific Performance. ...................................................................................................... 69 8.11 Severability. ..................................................................................................................... 69 8.12 Parties in Interest. ............................................................................................................ 69 8.13 Confidential Supervisory Information. ............................................................................ 69 Exhibits Exhibit A Registration Rights Agreement

This STOCK PURCHASE AGREEMENT is made and entered into as of June 23, 2025, among Ohio Farmers Insurance Company, an Ohio insurance company (“Seller”) and First Financial Bancorp., an Ohio corporation (“Purchaser”). RECITALS WHEREAS, Seller owns 100% of the issued and outstanding shares of capital stock (the “Shares”) of Westfield Bancorp, Inc., an Ohio corporation (“Company”); and WHEREAS, Seller desires to sell and transfer and Purchaser desires to purchase, all of Seller’s right, title and interest in and to the Shares of Company for cash, subject to the adjustments and all other terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of these premises and of the mutual covenants, representations and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows: ARTICLE I DEFINITIONS 1.01 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth below, including for purposes of the Preamble and the Recitals hereof: “Accounting Principles” means the accounting procedures, rules, standards, classifications, estimations, assumptions, policies, practices and methodologies used in the preparation of the consolidated financial statements of Company and its Subsidiaries as of December 31, 2024, which shall be in accordance with GAAP and the requirements of the applicable Governmental Authorities, applied consistently and without any changes or modifications (including changes or modifications to classifications, judgments or estimation methodology) except to reflect any changes in GAAP or the requirements of the applicable Governmental Authorities that apply in any specific period. “Acquisition Proposal” has the meaning set forth in Section 4.06. “Action” has the meaning set forth in Section 3.01(k)(i). “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under common control with such specified Person, including, but not limited to, the Subsidiaries of such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing.

- 2 - “Agreement” means this Stock Purchase Agreement, as amended or modified from time to time in accordance herewith, including all Disclosure Schedules, other Schedules and Exhibits hereto, all of which are hereby incorporated and made a part of this Agreement. “Ancillary Agreements” means all documents to be delivered at Closing in accordance with this Agreement, including the Registration Rights Agreement. “Board of Directors” means, with respect to any Person, the board of directors or such other similar governing body or group established pursuant to the Constituent Documents of such Person. “BOLI” has the meaning set forth in Section 3.01(w)(ii). “Burdensome Condition” has the meaning set forth in Section 4.02(c). “Business Day” means any day other than a Saturday or Sunday or a day in which banking institutions in Cleveland, Ohio are authorized or required by Law to close. “CBC Act” means the Change in Bank Control Act of 1978, as amended, and all related rules, regulations, and published guidance promulgated thereunder. “Cash Consideration” has the meaning set forth in Section 2.01(a). “Closing” has the meaning set forth in Section 2.02(a). “Closing Date” has the meaning set forth in Section 2.02(a). “Code” means the Internal Revenue Code of 1986. “Company 401(k) Plan” has the meaning set forth in Section 4.08(f). “Company Bank” means Westfield Bank, FSB, a federal savings bank, and a wholly owned Subsidiary of Company. “Company Benefit Plans” has the meaning set forth in Section 3.01(n)(i). “Company Contract” has the meaning set forth in Section 3.01(h)(i). “Company Information” means information concerning current or prospective clients, customers, accounts or otherwise related to the business of the Company or any of its Subsidiaries as conducted immediately prior to the Closing Date. “Company Intellectual Property” means Intellectual Property owned by Company or any of its Subsidiaries as of the Closing Date. “Company Owned Property” has the meaning set forth in Section 3.01(i). “Company Real Property” has the meaning set forth in Section 3.01(i).

- 3 - “Company Qualified Plan” has the meaning set forth in Section 3.01(n)(iv). “Competing Business” means any Person (including without limitation, any start-up or other institution offering banking products or services) or holding company thereof that engages in any activity in which the Company or any of its Subsidiaries is engaged as of the date of this Agreement within the Covered Area, whether or not such entity has a physical presence in the Covered Area; provided, that, notwithstanding the foregoing, any activities in which Seller or any of its Subsidiaries are engaged in as of the Closing Date, excluding the activities of Company and its Subsidiaries, shall not be considered a Competing Business. “Confidential Supervisory Information” has the meaning set forth in Section 8.13. “Confidentiality Agreement” means the letter agreement between Seller and Purchaser, dated March 18, 2025. “Constituent Documents” means the charter and bylaws of a corporation, the articles of organization or certificate of formation and the limited liability company or operating agreement of a limited liability company, and the comparable constitutional documents of other entities. “Continuing Employee” has the meaning set forth in Section 4.08(a). “Contract” means, with respect to any Person, any written agreement, indenture, debt instrument, instrument, contract, commitment or undertaking of any nature (including leases, subleases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts, letters of intent and purchase orders), to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject. “Controlled Group Liability” has the meaning set forth in Section 3.01(n)(v). “Copyrights” has the meaning set forth in Section 3.01(q)(i). “Corporate Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of (i) all or substantially all of the assets of a Person, or (ii) any business or division of a Person, (b) the acquisition of in excess of 50% of the equity interests of another Person, which such equity interest has a majority of the voting power for the election of the members of such entity’s board of directors or persons exercising similar functions (other than equity interest having such power only by reason of the happening of a contingency), or which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person or (c) a merger or consolidation or similar combination with another Person resulting in the acquisition of control (as defined at 12 CFR § 225.2(e)) of such Person. “Covered Area” means the counties of Cuyahoga, Richland, Medina, Stark, Summit and Wayne in the State of Ohio. “D&O Indemnified Parties” has the meaning set forth in Section 4.12(a). “Derivative Transaction” has the meaning set forth in Section 3.01(s)(i).

- 4 - “Disclosure Schedule” means the Purchaser Disclosure Schedule or the Seller Disclosure Schedule, as applicable. “DOL” means the U.S. Department of Labor. “Domains and Social Media” has the meaning set forth in Section 3.01(q)(i). “Effective Time” has the meaning set forth in Section 2.02(b). “Enforceability Exceptions” has the meaning set forth in Section 3.01(c). “Environmental Laws” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, the indoor environment, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, threatened release, or disposal of Hazardous Substances, including, but not limited to, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act and the Occupational Safety and Health Act; regulations promulgated thereunder, and state counterparts to the foregoing. “ERISA” has the meaning set forth in Section 3.01(n)(i). “ERISA Affiliate” has the meaning set forth in Section 3.01(n)(v). “Exchange Act” means the Securities Exchange Act of 1934. “Excluded Taxes” means, without duplication, (a) any Taxes imposed on Seller or any of its Affiliates (for this purpose, excluding Company and its Subsidiaries), (b) any Taxes of a Person other than the Company for which the Company may be liable under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law), as a transferee or successor, or by Contract, in each case, as a result of any contract, transaction or relationship entered into in any Pre-Closing Tax Period, (c) the employer portion of any payroll, employment, social security or similar Taxes arising from, or related to, Company Benefit Plans, (d) any Taxes imposed on any of Purchaser or any of its Subsidiaries as a result of a breach by Seller of any representation or warranty contained in Section 3.01 (o) relating to Taxes or breach by Seller of any covenant set forth herein relating to Taxes, (e) Taxes of Seller and the Owners arising out of the consummation of the Transactions, (f) all Taxes that are the responsibility of Seller pursuant to Section 4.10(h); and (g) any Taxes imposed on, allocated to or incurred or payable by the Company for a Pre-Closing Tax Period including attributable, under the principles of Section 4.10(g)(iii) to the portion of a Straddle Period ending at the close of the Closing Date of the Company or any of its Subsidiaries for a Pre-Closing Tax Period. “FDIC” has the meaning set forth in Section 3.01(a)(iii). “Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

- 5 - “Fraud” means actual and intentional fraud with the specific intent to deceive or mislead the other party by any Person in connection with the making of the representations and warranties set forth in Section 3.01 or Section 3.02, as applicable. For the avoidance of doubt, “Fraud” does not include constructive fraud, or any torts based on negligence or recklessness. “GAAP” means U.S. generally accepted accounting principles. “Governmental Authority” means any federal, state, local, foreign or supranational court, tribunal, arbitrator, administrative agency or commission, other federal, state, local, foreign or supranational governmental authority, entity or instrumentality, including any stock exchange or similar self-regulatory organizations, or any quasi-governmental or private body exercising any executive, legislative, judicial, regulatory, Tax authority, banking authority or other functions of, or pertaining to, government authority (including any governmental or political division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal). “HOLA” means the Home Owners’ Loan Act of 1933, as amended, and all related rules, regulations, and published guidance promulgated thereunder. “Hazardous Substance” means any substance listed, defined, designated, classified or regulated under any Environmental Law including any defined as a waste, pollutant or contaminant or as hazardous, toxic, radioactive or dangerous or by any other term of similar import under any Environmental Law, including petroleum compounds, mold and biologically hazardous agents. “Intellectual Property” has the meaning set forth in Section 3.01(q)(i). “Intercompany Payables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are payable by Seller or any of its Subsidiaries (other than Company or its Subsidiaries) to Company or its Subsidiaries. “Intercompany Receivables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are receivable by Seller or any of its Subsidiaries (other than Company or its Subsidiaries) from Company or its Subsidiaries. “IP Transition Period” has the meaning set forth in Section 4.11(b). “IRS” means the Internal Revenue Service. “Key Employee” has the meaning set forth in Section 4.01(b)(xii). “Knowledge” means, with respect to Seller, the actual knowledge of any of the individuals set forth on Section 1.01(a) of the Seller Disclosure Schedule, after reasonable inquiry of such individual’s direct reports, and with respect to Purchaser, the actual knowledge of any of the individuals set forth on Section 1.01(a) of the Purchaser Disclosure Schedule, after reasonable inquiry of such individual’s direct reports.

- 6 - “Law” means any law (including common law), statute, code, ordinance, rule, regulation, order, award, writ, decree, directive, or injunction issued, promulgated, enforced or entered into by or with any Governmental Authority. “Liabilities” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto. “Lien” means any charge, easement, encroachment, equitable interest, right of way, deed of trust, mortgage, pledge, charge, title retention device, conditional sale or other security arrangement, collateral assignment, claim, community property interest, adverse claim of title, ownership or right to use, right of first refusal, security interest, restriction, claim, lien (statutory or otherwise) or other similar encumbrance. “Loans” has the meaning set forth in Section 3.01(r)(i). “Material Adverse Effect” means, with respect to Seller, Company, or Purchaser, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the business, properties, assets, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided that, with respect to this clause (a), Material Adverse Effect shall not be deemed to include the impact of (i) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements or interpretations thereof, (ii) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Authorities, (iii) changes, after the date hereof, in global, national or regional political conditions (including any outbreak, continuation or escalation of acts of war (whether or not declared), cyberattacks, sabotage, an act of terrorism, military actions) or in economic or market (including equity, credit and debt markets, as well as changes or fluctuations in interest rates, exchange rates or inflation) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (iv) occurrence of any hurricanes, earthquakes, tornados, floods or other natural disasters, man-made disasters or any outbreak of any epidemic, pandemic or other public health event or emergencies (including any law, directive or guideline issued by a Governmental Authority in response thereto), (v) public disclosure of the execution of this Agreement, public disclosure or consummation of the Transactions contemplated hereby (including any effect on a party’s relationships with its customers or employees), actions expressly required or prohibited by this Agreement or actions taken with the prior written consent of Purchaser (in the case of Seller, Company or their subsidiaries) or Seller (in the case of Purchaser and its Subsidiaries), (vi) any shareholder litigation arising out of, related to, or in connection with the Transaction Documents or Transactions that is brought or threatened against a party or any members of a party’s Board of Directors, (vii) a decline in the trading price of a party’s common stock, in and of itself, or the failure, in and of itself, to meet internal or published projections, forecasts, estimates or predictions, revenues, earnings or other financial or operating metrics for any period (it being understood that the underlying cause

- 7 - of such decline or failure may be taken into account in determining whether a Material Adverse Effect has occurred), or (viii) the expenses incurred by Seller, Company or Purchaser in negotiating, documenting, effecting and consummating the Transactions; except, with respect to subclauses (i), (ii), (iii) and (iv), solely to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (b) the ability of such party to timely consummate the Transactions contemplated hereby. “Multiemployer Plan” has the meaning set forth in Section 3.01(n)(i). “Non-Solicitation Period” has the meaning set forth in Section 4.13(c). “Objection” has the meaning set forth in Section 2.03(c). “Patents” has the meaning set forth in Section 3.01(q)(i). “Permitted Liens” means, with respect to Company, Purchaser or their Subsidiaries, as applicable, (a) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, landlord’s or repairmen’s liens or other similar common law or statutory Liens arising or incurred in the ordinary course of business consistent with past practice; (b) liens for Taxes not yet due and payable, or due but not delinquent, or for Taxes the validity or amount of which is being contested in good faith by appropriate proceedings, in each case, in an amount that would not be material; (c) licenses granted in the ordinary course of business consistent with past practice; (d) other Liens that are readily apparent from the records of the applicable Governmental Authority registries; and (e) Liens that would not impair in any material respect the ownership, use or value of the property in question. “Person” means any individual, firm, bank, savings bank or association, corporation, partnership, limited liability company, association, Governmental Authority, joint-stock company, business trust or unincorporated organization. “Post-Closing Tax Period” means any taxable year or period beginning immediately after the Closing Date and, in the case of any Straddle Period, the portion of such period beginning immediately after the Closing Date. “Pre-Closing Tax Period” means any taxable year or period ending on or prior to the Closing Date, and in the case of any Straddle Period, the portion of such period ending on and including the Closing Date. “Premium Cap” has the meaning set forth in Section 4.12(b). “Products” has the meaning set forth in Section 4.13(g). “Property Taxes” means real property, personal property, and similar ad valorem Taxes. “Purchase Price” has the meaning set forth in Section 2.01.

- 8 - “Purchaser” has the meaning set forth in the Preamble. “Purchaser Bank” means First Financial Bank, an Ohio state-chartered bank, and wholly owned subsidiary of Purchaser. “Purchaser Common Stock” means the voting common stock, no par value, of Purchaser. “Purchaser Contracts” has the meaning set forth in Section 3.02(h). “Purchaser Control Effect” means any effect, event, circumstance, condition, occurrence or development resulting in Seller or any of their Affiliates (a) directly or indirectly having “control” of Purchaser or Purchaser Bank, whether through the ownership of voting securities, by contract, or otherwise, for purposes of the BHC Act, (b) becoming subject to any notice, approval or filing obligation under the BHC Act or the CBC Act as a result of its ownership of securities of Purchaser or Purchaser Bank, or (c) becoming subject to any requirement to serve as a source of financial strength to Purchaser or Purchaser Bank whether pursuant to the BHC Act or pursuant to any proposed capital or liquidity maintenance agreement or any similar agreement with any Governmental Authority. “Purchaser Disclosure Schedule” has the meaning set forth in Section 3.02. “Purchaser Plans” has the meaning set forth in Section 4.08(d). “Purchaser SEC Reports” has the meaning set forth in Section 3.02(d)(iii). “Registered Company Intellectual Property” means the Company Intellectual Property that have been registered, filed, certified or otherwise perfected or recorded with or by any Governmental Authority or quasi-public legal authority (including internet domain name registrars), or private social media vendors, and applications for any of the foregoing, including Patents, Trademarks, Copyrights, Domains and Social Media. “Registration Rights Agreement” means the form of the registration rights agreement, substantially in the form attached as Exhibit A. “Reports” has the meaning set forth in Section 3.01(j)(ii). “Representatives” has the meaning set forth in Section 4.05(a). “Repurchase Offer” has the meaning set forth in Section 4.19. “Requisite Regulatory Approvals” has the meaning set forth in Section 4.02(b). “Restricted Period” has the meaning set forth in Section 4.13(a). “Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any warrants, options, calls, puts, exchangeable or convertible securities, repurchase rights or other commitments relating to, or any stock or equity appreciation right or other instrument, the value

- 9 - of which is, directly or indirectly, determined in whole or in part by reference to the market price, book or other value of, shares of capital stock, units or other equity interests of such Person or any of such Person’s Subsidiaries. “SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933. “Securities Laws” means the Securities Act, the Exchange Act and any applicable securities Laws of any state. “Seller” has the meaning set forth in the Preamble. “Seller Audited Financial Statements” has the meaning set forth in Section 3.01(e). “Seller Data Room” has the meaning set forth in Section 1.02(g). “Seller Disclosure Schedule” has the meaning set forth in Section 3.01. “Seller Financial Statements” has the meaning set forth in Section 3.01(e)(i). “Seller Intellectual Property” means all Intellectual Property owned by or licensed to Seller or any of its Affiliates other than Company Intellectual Property. “Seller Licensed IP” means (a) the Seller Intellectual Property that is the subject of an application, certificate or registration issued by any Governmental Authority or quasi-public legal authority (including internet domain name registrars), or registration with a private social media vendor that was used by Company or its Subsidiaries in the conduct of their respective businesses in the immediate twelve (12) months prior to the Closing Date and (b) Seller Retained Marks as set forth on Section 1.01(c) of the Seller Disclosure Schedule. “Seller Retained Marks” means the Trademarks incorporating or containing the term “Westfield” or the “Westfield Bank” logo, owned by the Company or its Subsidiaries, and used by such entities in the conduct of their respective businesses prior to the Closing Date, and as set forth in Section 4.01(b)(ix) of the Seller Disclosure Schedule. “Seller’s Deregistration” has the meaning set forth in Section 4.15. “Selling Consolidated Group” has the meaning set forth in Section 3.01(o)(i). “Software” has the meaning set forth in Section 3.01(q)(i). “Stock Consideration” has the meaning set forth in Section 2.01(a). “Straddle Period” means, with respect to Company, any taxable period beginning on or prior to and ending after the Closing Date. “Subsidiary” and “Significant Subsidiary” have the meanings ascribed to them in Rule 1- 02 of SEC Regulation S-X, and, with respect to Seller or Company, any Subsidiary shall include,

- 10 - but shall not be limited to, Company Bank, and with respect to Purchaser, shall be limited to those Persons set forth on Schedule 1.01 of the Purchaser Disclosure Schedule. “System Conversion” shall mean the conversion of Company Bank’s core processing system onto Purchaser Bank’s core processing system. “Takeover Laws” has the meaning set forth in Section 3.01(t). “Tax” and “Taxes” have the meanings set forth in Section 3.01(o)(ii). “Tax Contest” means any federal, state, local or foreign audit, examination, refund litigation, adjustment in controversy, or other administrative proceeding or court proceeding. “Tax Return” has the meaning set forth in Section 3.01(o)(xviii). “Termination Date” has the meaning set forth in Section 7.01(b). “Trademarks” has the meaning set forth in Section 3.01(q)(i). “Transaction Documents” means this Agreement and the Ancillary Agreements. “Transaction Tax Deductions” means, without duplication, the aggregate amount of Tax deductions that are deductible or credits that are available for U.S. federal and applicable state and local Tax purposes to the Company that are attributable to the following items: (a) any and all compensation (including transaction bonuses, severance or other similar payments) which becomes payable by the Company as a result of, based upon or in connection with the consummation of the Transactions contemplated hereby (either alone or in connection with any other event, whether contingent or otherwise); (b) any pay down or satisfaction of indebtedness of the Company, (c) the exercise, cancellation or settlement of any equity compensation awards prior to or in connection with the Closing, or (d) other expenses or deductions taken into account in computing any adjustments to the Purchase Price. At the election of Seller, the Company will make any elections available to deduct rather than capitalize such items for any Pre-Closing Tax Periods (including, if applicable, the election to deduct 70% of success-based fees provided by IRS Revenue Procedure 2011-29). “Transactions” means the transactions contemplated by this Agreement. “Transfer Taxes” has the meaning set forth in Section 4.10(h). “Willful Breach” means, (i) with respect to a breach of any representations or warranties as set forth in this agreement, a party’s knowing and intentional material breach of such representations or warranties, or (ii) with respect to any breaches of or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or failure to act undertaken by the breaching party with actual Knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement.

- 11 - 1.02 Interpretation; Effect. (a) In this Agreement, except as the context may otherwise require, references to: (i) the Preamble, Recitals, Sections, Exhibits or Schedules are to the Preamble to, a Recital or Section of, or Exhibit or Schedule to, this Agreement; (ii) this Agreement are to this Agreement and the Exhibits and Schedules (including Disclosure Schedules) to it, taken as a whole; (iii) the transactions contemplated hereby means the Transactions; (iv) any Contract (including this Agreement) or Constituent Document are to the Contract or Constituent Document as amended, modified, supplemented or replaced prior to the Effective Time, provided that, when such Contract or Constituent Document is disclosed in any Disclosure Schedule, in which case, any amendment, modification, supplement or replacement shall be referenced specifically; (v) any act, statute or regulation are to the act, statute or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any act, statute or regulation include any successor to the section; and (vi) any Governmental Authority includes any successor to that Governmental Authority. (b) The inclusion of any information in any Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself is material, that such information is required by the terms hereof to be disclosed or has resulted in or is reasonably likely to result in a Material Adverse Effect on the disclosing party or its Subsidiaries. (c) The words “hereby”, “herein”, “hereof”, “hereunder” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section. (d) The words “include”, “includes” or “including” are to be deemed followed by the words “without limitation”. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require. (e) The word “party” is to be deemed to refer to Seller, Company or Purchaser. (f) References to “dollars” and “$” mean United States dollars. (g) References to “made available” (or words of similar import) in respect of information made available (or words of similar import) (i) by Seller means any document or other information that was included no later than three (3) days prior to the date hereof in the virtual data room maintained by Seller containing documents and information relating to Company and its

- 12 - Subsidiaries, or otherwise made available in electronic form to Purchaser and its Representatives prior to that date (the “Seller Data Room”); and (ii) by Purchaser means any document or other information that was either filed with the SEC no later than three (3) days prior to the date hereof or otherwise made available in electronic form to Seller prior to that date. (h) The table of contents and Article and Section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement. (i) This Agreement is the product of joint negotiation and drafting by the parties, having the assistance of counsel and other advisers. The parties intend that this Agreement is not construed more strictly with regard to one party than with regard to the other, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. (j) No provision of this Agreement is to be construed to require, directly or indirectly, any Person to take any action, or omit to take any action, to the extent such action or omission would violate applicable Law. ARTICLE II PURCHASE AND SALE OF SHARES 2.01 Purchase and Sale of Shares. (a) Upon the terms and subject to the conditions of this Agreement, Seller agrees to sell or cause to be sold to Purchaser, and Purchaser agrees to purchase from Seller, all of the Shares for an aggregate purchase price consisting of: (i) a number of shares of Purchaser Common Stock equal to Sixty Five Million Dollars ($65,000,000.00), as determined pursuant to Section 2.01(b), and subject to adjustment under Section 2.01(c) (such shares, the “Stock Consideration”); and (ii) an amount of cash equal to Two Hundred and Sixty Million Dollars ($260,000,000.00) (the “Cash Consideration”) (the Stock Consideration and the Cash Consideration are collectively referred to herein as the “Purchase Price”). (b) The number of shares of Purchaser Common Stock to be issued as the Stock Consideration shall be calculated based upon the ten (10)-day regular hours volume weighted average price rounded to the nearest ten thousandth of Purchaser Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “First Financial Bancorp.” and reported on the last trading day immediately preceding the date of this Agreement. (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Purchaser Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities in any such case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination, exchange of shares, or other similar change in capitalization, the Stock Consideration shall be appropriately and proportionately adjusted to give Seller the same economic effect as contemplated by this Agreement prior to such event.

- 13 - (d) If the number of shares of Purchaser Common stock to be issued as the Stock Consideration would exceed 4.9% of the outstanding shares of Purchaser Common Stock immediately following the Effective Time, the Stock Consideration shall be decreased so that the number of shares of Purchaser Common Stock to be issued equals 4.9% of Purchaser Common Stock immediately following the Effective Time and the Cash Consideration shall be increased so that the Purchase Price remains Three Hundred and Twenty-Five Million Dollars ($325,000,000.00). 2.02 Closing; Deliverables. (a) Closing. Subject to the terms and conditions of this Agreement, the closing of the Transactions (the “Closing,” and the date on which the Closing occurs, the “Closing Date”) shall take place electronically, at 10:00 a.m., Ohio time (or at such other place and time as the parties hereto may mutually agree) on the first Business Day of the calendar month immediately following the month in which all of the conditions set forth in Article V have been satisfied or, to the extent permitted by applicable Law, waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) or, if such Business Day is not at least five (5) Business Days after the aforementioned satisfaction or waiver, then the first Business Day of the immediately following calendar month, unless another date, time or place is agreed to in writing by the parties. (b) Effective Time. The Closing shall be deemed effective as of 12:01 a.m., Eastern Time on the Closing Date or at such other time as Seller and Purchaser shall agree to in writing (such time is referred to as the “Effective Time”). (c) Deliveries at Closing. (i) At Closing, Seller shall deliver, or cause to be delivered, to Purchaser: (A) certificates representing the Shares, and to the extent certificated, stock powers, assignments or other instruments of transfer evidencing the conveyance of Shares; (B) the certificate referred to in Section 5.03; (C) the written resignations referred to in Section 5.03(d); (D) an executed certification of non-foreign status meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2), duly executed and acknowledged by Company, substantially in the form of the sample certificate set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B); and (E) an executed copy of the Registration Rights Agreement. (ii) At Closing, Purchaser shall deliver, or cause to be delivered, to Seller:

- 14 - (A) the Closing Date Cash Consideration by wire transfer of immediately available funds to one or more accounts, which shall be designated in writing by Seller to Purchaser no later than two (2) Business Days prior to the Closing Date; (B) certificates, electronic evidence or, if uncertificated, other appropriate evidence of ownership reasonably acceptable to Seller, representing duly issued and validly authorized shares of capital stock of Purchaser representing the number of newly issued shares of Purchaser Common Stock equal to the Stock Consideration, registered in the name of Seller and with all required stock transfer tax stamps affixed thereto with respect thereto; (C) the certificate referred to in Section 5.02; and (D) an executed copy of the Registrations Rights Agreement. ARTICLE III REPRESENTATIONS AND WARRANTIES 3.01 Representations and Warranties of Seller. On or prior to the date of this Agreement, Seller has delivered to Purchaser a schedule (the “Seller Disclosure Schedule”) setting forth, among other things, items the disclosure of which is either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations and warranties contained in Section 3.01 or to one or more of the covenants contained in Article IV. Except as disclosed in the Seller Disclosure Schedule, Seller hereby represents and warrants to Purchaser, as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case as of such date), that: (a) Organization, Standing and Authority. (i) Each of Seller, Company and its Subsidiaries, is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of organization. Company is a savings and loan holding company duly registered under the Home Owners’ Loan Act. Company and its Subsidiaries have all corporate (or other entity) power and authority to own, lease and operate its properties and to carry on its business as now conducted, except where the failure to have such power and authority has not had and would not reasonably be expected to have a Material Adverse Effect on Company. Company and its Subsidiaries are duly qualified to do business as a foreign entity and are in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not reasonably be likely to have a Material Adverse Effect on Company.

- 15 - (ii) True, complete and correct copies of the Constituent Documents of Company and its Subsidiaries, each as in effect as of the date of this Agreement, have been made available to Purchaser. (iii) The deposit accounts of each Subsidiary of Company that is an insured depository institution are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the Knowledge of Company, threatened. (iv) Section 3.01(a)(iv) of the Seller Disclosure Schedule sets forth a true, complete and correct list of each of Company’s Subsidiaries, and the jurisdiction where Company and its Subsidiaries are organized and qualified to do business. (b) Capital Structure. (i) All of the issued, outstanding and authorized capital stock or other equity interests, as applicable, of Company and its Subsidiaries as of the date hereof is set forth on Section 3.01(b)(i) of the Seller Disclosure Schedule. (ii) The Shares have been duly authorized and are validly issued, fully paid and non-assessable. Seller owns all of the Shares and has good and marketable title to the Shares, free and clear of any and all Liens (other than restrictions on transfer which arise under applicable Securities Laws, this Agreement or the other Transaction Documents). Company has no trust preferred or subordinated debt securities or other similar capital securities issued or outstanding. Company owns all of the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any Liens (other than restrictions on transfer which arise under applicable Securities Laws, this Agreement or the other Transaction Documents), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable federal or state law). (iii) There are no issued, awarded, outstanding, vested, unvested, or obligation to issue, award, vest, or otherwise grant any rights to, restricted shares, restricted share units, stock appreciation rights, equity awards, grants, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide rights to any dividends, distributions, or economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness) or other ownership interests in Company or any of its Subsidiaries. (iv) There are no outstanding or authorized Rights that would require Company or any of its Subsidiaries to issue, sell or otherwise cause to become outstanding any of its capital stock. Neither Company nor any of its Subsidiaries has any commitment to authorize, issue or sell any shares of capital stock or other equity interests, and there are no

- 16 - shares of capital stock of Company or any of its Subsidiaries authorized or reserved for issuance. None of Company’s or any of its Subsidiaries’ issued and outstanding shares of capital stock are subject to, or have been issued in violation of, any preemptive rights. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the holders of capital stock may vote have been issued by Company or any of its Subsidiaries and are outstanding. None of Seller, Company or any of their respective Subsidiaries is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Company or any of its Subsidiaries. (c) Corporate Authorization. Seller has all necessary corporate (or other entity) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Seller, and the consummation by Seller of the Transactions have been duly and validly authorized and approved by all necessary corporate and shareholder action on the part of Seller and no other shareholder or corporate (or other entity) proceedings on the part of Seller are necessary to approve this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery by Purchaser, constitutes a legal, valid and binding obligation of Seller, enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exceptions”)). (d) Regulatory Filings; No Defaults. (i) There are no consents, permits, authorizations or approvals of, or filings, notices, reports or registrations are required to be made or obtained by Seller, Company or Subsidiaries of Company in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the Transactions. (ii) Subject to the receipt of the approvals and consents referred to in Section 3.01(d)(i) and the expiration of applicable waiting periods, the execution, delivery and performance by each of Seller of the Transaction Documents to which it is a party and the consummation by it of the Transactions do not (A) violate any provision of Seller’s, Company’s or any of its Subsidiaries Constituent Documents, (B) violate any Law applicable to Seller, Company, or any of its Subsidiaries, (C) constitute a violation or breach of or default under or give rise to (or give rise after the giving of notice, the passage of time or both) a right of termination, cancellation or acceleration of any obligation of Company or any of its Subsidiaries or to a loss of any benefits to which Company or any of its Subsidiaries are entitled under any provision of any Contract to which Company or any of its Subsidiaries are a party or any license, franchise, permit or similar authorization held by Company or any of its Subsidiaries, (D) result in the creation or imposition of any Lien (other than Permitted Liens) on any of the assets of Company or any of its Subsidiaries, which, in the case of clauses (B), (C) and (D) above, would be material to Company and its Subsidiaries, taken as a whole.

- 17 - (e) Financial Statements. (i) Seller has made available to Purchaser copies of (A) audited consolidated balance sheet as of December 31, 2022, December 31, 2023 and December 31, 2024 and the related audited consolidated statements of income and cash flows for the year ended December 31, 2022, December 31, 2023 and December 31, 2024 of Company and its Subsidiaries (the “Seller Audited Financial Statements”) and (B) unaudited interim consolidated balance sheet as of March 31, 2025 and the related unaudited interim consolidated statement of income for the three months ended on March 31, 2025 of Company and its Subsidiaries (including, in each case, the notes, if any, thereto) (the financial statements described in clauses (A) and (B) collectively, the “Seller Financial Statements”). The Seller Financial Statements (1) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (2) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), and (3) have been prepared in accordance with the Accounting Principles during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. No independent public accounting firm of Seller, Company or any of its Subsidiaries has resigned (or informed Seller, Company or any of its Subsidiaries that it intends to resign) or been dismissed as independent public accountants of Seller, Company or any of its Subsidiaries as a result of, or in connection with, any disagreements with Seller, Company or any of its Subsidiaries on a matter of Accounting Principles or practices, financial statement disclosure or auditing scope or procedure. (ii) Except (A) for Liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2024 or (B) as adequately reflected or reserved against in the Seller Financial Statements (or disclosed in the notes thereto, if applicable), or which, in the case of clauses (A) and (B), would not, individually or in the aggregate, reasonably be likely to be material to Company or any of its Subsidiaries, has any Liability. (f) Absence of Certain Changes or Events. (i) Since March 31, 2025, no event or events have occurred that have had a Material Adverse Effect on Company. (ii) Except in connection with matters contemplated, required or permitted by this Agreement, since March 31, 2025 through the Closing Date, Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice (other than discussions and negotiations related to this Agreement or any other potential strategic transactions). (iii) Since March 31, 2025, there has not been any (A) amendment or modification (or a request made to any Governmental Authority to change) of any accounting or Tax reporting periods or Tax method of accounting, (B) change or revocation

- 18 - of any material Tax election, (C) settlement or compromise of any material claim relating to Taxes, (D) filing of any amended Tax Return, (E) surrendering of any claim for a material refund of Taxes, or (F) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment. (g) Books and Records and Internal Controls. (i) The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with the Accounting Principles and any other applicable legal and accounting requirements and reflect only actual transactions. (ii) Company (A) has implemented and maintains disclosure controls and procedures sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of annual financial statements for external purposes in accordance with the Accounting Principles, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, on Section 3.01(g)(ii) of the Seller Disclosure Schedule, and to Company’s outside auditors and the audit committee of Company’s Board of Directors (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Company’s ability to record, process, summarize and report financial information, and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in Company’s internal controls over financial reporting. (iii) Since January 1, 2023, (A) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any director, officer, auditor, accountant or representative of Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of Securities Laws, breach of fiduciary duty or similar violation by Company or any of its officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or to the knowledge of Company, to any director or officer of Company. (h) Contracts. (i) As of the date hereof, neither Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (excluding any Company Benefit Plan and any contract, arrangement, commitment or understanding solely among Company and any wholly-owned Subsidiaries of Company or solely among wholly-owned Subsidiaries of Company) (A) which is a “material contract” (as defined in Item 601(b)(10) of Regulation S-K of the SEC and assuming Company is a

- 19 - “registrant” as defined at 17 CFR § 232.11, including without limitations employment or compensation agreements and change in control agreements), (B) which contains a provision that limits (or purports to limit) in any material respect the ability of Company or its Affiliates (or, following the Closing, Purchaser or its Affiliates) to engage or compete in any business (including geographic restrictions and preferential arrangements), (C) with or to a labor union or guild (including any collective bargaining agreement), (D) other than extensions of credit, other banking products offered by Company and its Subsidiaries or derivatives, which creates future payment obligations to or from Company or its Subsidiaries in excess of $100,000.00 and that by its terms does not terminate or is not terminable without penalty upon notice of sixty (60) days or less, (E) that relates to the incurrence of indebtedness by Company or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice) in the principal amount of $250,000.00 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (F) that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Company or its Subsidiaries, taken as a whole, (G) for any joint venture, partnership or similar agreement material to Company or its Subsidiaries, (H) that requires Company or its Subsidiaries to sell or purchase goods or services on an exclusive basis or make referrals of business to any person on a priority or exclusive basis, (I) that relates to the acquisition or disposition of any business, capital stock or assets of any Person (whether by merger, sale of stock, sale of assets or otherwise) that has any remaining obligations (other than customary obligations relating to the indemnification of directors and officers), or (J) that relates to any real property leased, subleased, licensed or occupied by Company or its Subsidiaries as lessee, sublessee, licensee or occupant. Each contract, arrangement, commitment or understanding of the type described in this Section 3.01(h), whether or not set forth in the Seller Disclosure Schedule, is referred to herein as a “Company Contract,” and neither Company nor any of its Subsidiaries has Knowledge of, or has received notice of, any violation of the above by any of the other parties thereto which would, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole. (ii) In each case, except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, (A) each Company Contract is valid and binding on Company or one of its Subsidiaries, as applicable, and in full force and effect, (B) Company and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Company Contract, (C) to the knowledge of Company each third-party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract, and (D) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Company or any of its Subsidiaries under any such Company Contract. (i) Real and Personal Property. Except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, (A) Company or a Subsidiary of Company has good and marketable title to all the real property reflected in the Seller

- 20 - Audited Financial Statements as being owned by Company or a Subsidiary of Company or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice) and disclosed on Section 3.01(i)(A) of the Seller Disclosure Schedule (the “Company Owned Properties”), free and clear of all Liens, except Permitted Liens, and (B) is the lessee of all leasehold estates reflected in the Seller Audited Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) and disclosed on Section 3.01(i)(B) of the Seller Disclosure Schedule (collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens of any nature whatsoever, except for Permitted Liens, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Knowledge of Company, the lessor. There are no pending or, to the Knowledge of Company, threatened condemnation proceedings against the Company Real Property. (j) Compliance with Laws. (i) Company and each of its Subsidiaries hold, and have held at all times since January 1, 2023, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole. Except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, to the Knowledge of Company, no suspension, cancellation, investigation of any such necessary license, franchise, permit or authorization is pending or threatened. Except for those defaults and/or violations which would, either individually or in the aggregate, have a material impact on Company or any of its Subsidiaries, which have been disclosed on Section 3.01(j)(i) of the Seller Disclosure Schedule, Company and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Authority relating to Company or any of its Subsidiaries, including, without limitation, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Company Bank has a Community Reinvestment Act rating of “satisfactory” or better. None of Company, or its Subsidiaries, or to the Knowledge of Company, any director, officer, employee, agent or other person

- 21 - acting on behalf of Company or any of its Subsidiaries has, directly or indirectly, (A) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (B) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries, (C) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977 or any similar law, (D) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries, (E) made any fraudulent entry on the books or records of Company or any of its Subsidiaries, or (F) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. (ii) Since January 1, 2023, each of Company and its Subsidiaries has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable Law with any applicable Governmental Authority (collectively, the “Reports”). As of their respective filing dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), the Reports complied with applicable Law. (k) Litigation. (i) Neither Company nor its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations (“Action”) of any nature in which the potential liabilities, including, but not limited to, costs incurred in defending such Action, penalties, fines, damages, or otherwise, of Company or any of its Subsidiaries are in excess of $100,000.00, and which are brought against Company or any of its Subsidiaries or that is against any of their current or former directors or executive officers or of a nature challenging the validity or propriety of the Transactions. (ii) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Company, any of its Subsidiaries or the assets of Company or any of its Subsidiaries (or that, upon consummation of the Transaction, would apply to Purchaser or any of its Affiliates). (l) Agreements with Regulatory Agencies. Neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to, any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2022, a

- 22 - recipient of any supervisory letter from, or since January 1, 2022, has adopted any policies, procedures or board resolutions at the request or suggestion of any Governmental Authority that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business, nor has Company or any of its Subsidiaries been advised since January 1, 2022, by any Governmental Authority of any potential action that could restrict the business of Company or any of its Subsidiaries in any material respect. (m) No Brokers. Except for any fees that may be due and owing to Keefe, Bruyette & Woods, Inc., which will be paid by Seller or one of its Affiliates (other than Company and its Subsidiaries), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Seller, Company or any of its Subsidiaries who might be entitled to any fee or commission from Seller, Company or their respective Subsidiaries in connection with the Transactions. (n) Employees and Employee Benefit Plans. (i) Section 3.01(n) of the Seller Disclosure Schedule sets forth a true, correct and complete list of all material Company Benefit Plans. For purposes of this Agreement, “Company Benefit Plans” means all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and all stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, retirement, savings, supplemental retirement, retention, bonus, employment, change in control, termination or severance plans, programs, agreements or arrangements that are maintained, contributed to or sponsored by, or required to be contributed to, Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Company or any of its Subsidiaries, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). (ii) Company has heretofore made available to Purchaser true and complete copies of (A) each material Company Benefit Plan, including any amendments thereto and all related trust documents, insurance contracts or other funding vehicles, and (B) to the extent applicable, (i) the most recent summary plan description required under ERISA with respect to such Company Benefit Plan, (ii) the most recent annual report (Form 5500) filed with the IRS, (C) the most recently received IRS determination or opinion letter relating to such Company Benefit Plan, (D) the most recently prepared actuarial report for each Company Benefit Plan, and (E) all correspondence during the past two (2) years with the IRS, the DOL, the Pension Benefit Guaranty Corporation, the SEC or any other Governmental Authority relating to any compliance issues in respect of any such Company Benefit Plan. (iii) Each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code, including, without limitation, Section 409A of the Code with respect to nonqualified deferred compensation, except as would not have a Material Adverse Effect on Company.

- 23 - (iv) The IRS has issued a favorable determination letter with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plan”) and the related trust, or the Company is entitled to rely on an IRS opinion letter issued to the sponsor of a prototype or volume submitter plan document, which letter has not been revoked (nor to the Knowledge of Company has revocation been threatened), and, to the Knowledge of Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust. (v) Except as would not have a Material Adverse Effect on Company, during the immediately preceding six (6) years, no Controlled Group Liability has been incurred by Company or its ERISA Affiliates that has not been satisfied in full, and, to the Knowledge of Company, no condition exists that presents a material risk to Company or its ERISA Affiliates of incurring any such liability. For purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (A) under Title IV of ERISA, (B) under Section 302 of ERISA, (C) under Sections 412 and 4971 of the Code or (D) as a result of a failure to comply with the continuing coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code. For purposes of this Agreement, “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is, or was at the relevant time, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included the first entity, trade or business, or that is, or was at the relevant time, a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. (vi) None of Company, any of its Subsidiaries or any of their respective ERISA Affiliates has, at any time during the immediately preceding six (6) years, sponsored, maintained, contributed to or been obligated to contribute to (A) any plan that is a Multiemployer Plan, (B) a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, or (C) a plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. (vii) Neither Company nor any of its Subsidiaries sponsors any employee benefit plan or has any obligation with respect to an arrangement that provides for any post- employment or post-retirement healthcare or life insurance benefits for retired or former employees or their beneficiaries or dependents, except as required by Section 4980B of the Code. (viii) All contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company, except as would not have a Material Adverse Effect on Company.

- 24 - (ix) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to the Knowledge of Company, no set of circumstances exists that would reasonably be expected to give rise to a claim or lawsuit, against Company Benefit Plans, or the assets of any of the trusts under any of Company Benefit Plans, except as would not have a Material Adverse Effect on Company. (x) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (A) result in the vesting, exercisability or delivery of, cause Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (B) increase in the amount or value of, any payment, right or other benefit to any employee or director of Company or any of its Subsidiaries, (C) result in any limitation on the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust or (D) result in any payment or benefit that may, individually or in combination with any other such payment, be characterized as an “excess parachute payment” within the meaning of Code Section 280G(b)(1) of the Code. (xi) Neither Company nor any of its Subsidiaries is a party to any plan, program, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code. (xii) There are no pending or, to the Knowledge of Company, threatened material labor grievances or material unfair labor practice claims or charges against Company or any of its Subsidiaries, or any strikes or other material labor disputes against Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of Company or any of its Subsidiaries and, to the Knowledge of Company, there are no organizing efforts by any union or other group seeking to represent any employees of Company and its Subsidiaries. (o) Taxes. (i) Each of Company and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns have been prepared in compliance with all applicable Law and are true, correct and complete in all material respects. Neither Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course of business). All material Taxes of Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. The Company and its Subsidiaries have made adequate provision (or adequate provision has been made on each’s behalf) for all accrued Taxes not yet due and payable. Each of Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection

- 25 - with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any Tax Return or material Tax that remains in effect. Neither Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened (in writing or otherwise to the Knowledge of Company or Seller) or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Company and its Subsidiaries or the assets of Company and its Subsidiaries. Neither Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (or analogous unitary, combined, consolidated group defined under state, local or foreign income tax law, other than a group the common parent of which is or was Company or Seller (the “Selling Consolidated Group”))) or (B) has any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise or is a party to any Tax sharing, Tax indemnity, Tax distribution, Tax gross-up, Tax allocation, or similar arrangement or agreement. Neither Company nor any of its Subsidiaries has been, within the past two (2) years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b). (ii) As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, real property, personal property (tangible and intangible), capital, capital stock, leasing, lease, user, environmental, turnover, escheat or unclaimed property or abandoned property, registration, sales, transfer, fuel, use, license, payroll, license, employee, employment, social security (or similar), severance, unemployment, disability, workers’ compensation, occupational, natural resources, withholding, premium, duties, excise, windfall profits, intangibles, recording, proceeds, goods and services, interest equalization, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies, imports, duties, customs duties, or like assessments or governmental charge in the nature of a tax or deficiencies thereof, together with all penalties, fines, and additions to tax and interest thereon, in each case, whether disputed or not. (iii) There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or its Subsidiaries. (iv) No unresolved claim has ever been made in writing, or, to the Knowledge of Company, no unresolved claim has ever been made verbally, by any Governmental Authority in a jurisdiction where neither Company nor any of its Subsidiaries files Tax Returns that Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction. (v) Seller has delivered or made available to Purchaser correct and complete copies of all income and other material Tax Returns (that may be properly redacted to

- 26 - include only portions applicable to Company and its Subsidiaries), examination reports, and statements of deficiencies filed by, assessed against, or agreed to by Company or its Subsidiaries or Seller since December 31, 2021. Section 3.01(o)(v) of the Seller Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Company and its Subsidiaries for taxable periods ended on or after December 31, 2021, indicates those income Tax Returns that have been audited, and indicates those income Tax Returns that currently are the subject of audit. (vi) Neither Seller, Company nor any of its Subsidiaries has requested or received a ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority that might affect the amount of Tax due from Seller, its Subsidiaries, or Purchaser after the Closing Date. (vii) No power of attorney with respect to Taxes has been executed or filed with any Governmental Authority by or on behalf of Company or its Subsidiaries. (viii) Neither Company nor any of its Subsidiaries is required to include any amount in taxable income, exclude any item of deduction or loss from taxable income, or make any adjustment under Section 481(a) of the Code for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) installment sale or open transaction disposition made on or prior to the Closing Date, (ii) prepaid, advance payment, or deposit amount received or deferred revenue accrued on or prior to the Closing Date other than in the ordinary course of business, (iii) improper use of accounting method or change in method of accounting for a taxable period ending on or prior to the Closing Date (including, for the avoidance of doubt, any 481 adjustment pursuant to Section 13221(d) of U.S. P.L. 115-97), (iv) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign income Tax laws) executed on or prior to the Closing Date, and the IRS has not proposed to Company or any of its Subsidiaries in writing any such adjustment or change in accounting method. (ix) None of the Company nor its Subsidiaries, owns (directly or indirectly) any equity interests in any other Person, and neither Company nor its Subsidiaries are a party to any joint venture, partnership, other arrangement or contract which may reasonably be expected to be treated as a partnership for federal income Tax purposes. (x) Neither Seller, Company, nor any of its Subsidiaries has deferred any Taxes or received or claimed any Tax credits under Section 2301 of the CARES Act or any similar provision of state, local or foreign income Tax laws. (xi) Neither Company nor any of its Subsidiaries is subject to Tax in any jurisdiction (or any political subdivision thereof) by virtue of having a permanent establishment in, fixed place of business in, nexus with, or otherwise with respect to any such jurisdiction. (xii) All Taxes required to have been collected and paid on the sale of products or taxable services by Company and its Subsidiaries (whether or not denominated as sales or use taxes) have been properly and timely collected and paid, and all sales Tax exemption

- 27 - certificates or other proof of the exempt nature of sales of all products or services have been properly collected and, if required, submitted to the appropriate Governmental Authority. (xiii) Neither Company nor any of its Subsidiaries has applications pending with any Governmental Authority requesting permission for any changes in accounting methods. (xiv) None of the Company or any of its Subsidiaries is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. (xv) As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Authority. (p) Insurance. Except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole: (i) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent and consistent with industry practice, (ii) Company and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (iii) each such policy is outstanding and in full force and effect, (iv) except for policies insuring against potential liabilities of officers, directors and employees of Company and its Subsidiaries, Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, and (v) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.01(p) of the Seller Disclosure Schedule sets forth a true and complete list of all claims made by Company or any of its Subsidiaries under any insurance policy since January 1, 2022. (q) Intellectual Property, Information Security. (i) For purposes of this Agreement, “Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks, trade names, service marks and similar indicia of source or origin, all applications and registrations thereof, and the goodwill connected with the use of and symbolized by the foregoing (collectively, the “Trademarks”); (b) copyrights, copyrightable works, rights in Software, internet web site content and registrations and applications of any of the foregoing (collectively, the “Copyrights”); (c) Confidential Information (including, but not limited to trade secrets and confidential know-how); (d) patents and patent applications (collectively, “Patents”); (e) internet domain name registrations, email addresses and social media accounts, and all applications and registrations thereof (collectively, “Domains and Social Media”); (f) proprietary computer programs, including operating systems, applications, routines, interfaces, and algorithms, whether in source code or object code (collectively, “Software”); and (g) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world. Section 3.01(q)(i) of the Seller Disclosure Schedule sets forth a true and accurate listing of all Registered Company Intellectual Property and Software that is material to the business of Company and its Subsidiaries, as currently conducted.

- 28 - (ii) Company and each of its Subsidiaries owns, or is licensed or authorized to use (in each case, free and clear of any material Liens), all Intellectual Property necessary for the conduct of its business as currently conducted. Except as would not have a Material Adverse Effect on Company, (A) (1) to the Knowledge of Company, the conduct of Company and its Subsidiaries of their respective businesses does not infringe, misappropriate or otherwise violate the rights of any Person and (2) since January 1, 2018, no Person has asserted in writing to Company that Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such Person, (B) to the Knowledge of Company, no Person is challenging, infringing on or otherwise violating, any Company Intellectual Property, (C) since January 1, 2018, neither Company nor any of its Subsidiaries has received any written notice of any pending claim challenging the ownership, validity or enforceability of any Company Intellectual Property, (D) Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Company Intellectual Property and (E) to the Knowledge of Company, Company has not used any software licensed under an “open source software” license in a manner that will require any Software contained within the Company Intellectual Property to be (x) disclosed or distributed in source code form, (y) licensed for the purpose of making derivative works or (z) be redistributable at no charge. (iii) Section 3.01(q)(iii) of the Seller Disclosure Schedule sets forth a true and complete list of any instances, to the Knowledge of Company, since January 1, 2023, in which a third party has gained material unauthorized access to any information systems or networks controlled by and material to the operation of the business of Company or any of its Subsidiaries. To the Knowledge of Company, there are no data security or other technological vulnerabilities with respect to its information technology systems or networks, in each case, to the extent owned or controlled by Company or its Subsidiaries. (r) Loan Portfolio. (i) Except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, each loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) of Company Bank or any of its Subsidiaries (A) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (B) to the extent carried on the books and records of Company Bank or its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected, and to the Knowledge of Company there exists no set of facts which would cause the Company to not maintain the priority of its security interest in accordance with Company’s understanding when it entered into or amended such secured Loans, and (C) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions. Section 3.01(r)(i) of the Seller Disclosure Schedule sets forth a true and complete list of all Loans of Company Bank or its Subsidiaries that has as of the date hereof an outstanding balance of $250,000.00 or more and that (1) was over ninety (90) days or more delinquent in payment of principal or interest as of March 31, 2025, is as of the date hereof over ninety

- 29 - (90) days or more delinquent in payment of principal or interest, or (2) was classified by Company Bank or its Subsidiaries as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, as of March 31, 2025, is as of the date hereof so classified. (ii) Except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, each outstanding Loan of Company Bank and its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in all material respects in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Company Bank and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable federal, state and local laws, regulations and rules. (iii) Except as would not, either individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, neither Company Bank nor any of its Subsidiaries is now nor has it ever been since January 1, 2023, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans. (s) Derivative Instruments. (i) Except as would not, individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, since January 1, 2023, each swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transaction (each, a “Derivative Transaction”), whether entered into for Company’s own account, or for the account of one or more of Company’s Subsidiaries or their respective customers, complies with applicable Law and was entered into (A) in the ordinary course of business consistent with past practice and in accordance in all material respects with all applicable Laws, and (B) with counterparties that, to Company’s Knowledge, were financially responsible at the time. (ii) Except as would not, individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole, each Derivative Transaction constitutes a legal, valid and binding obligation of Company or one of its Subsidiaries as the case may be, enforceable in accordance with its terms (except as enforceability may be limited by the Enforceability Exceptions), and are in full force and effect. Neither Company nor its

- 30 - Subsidiaries is in breach in any material respect of any of its obligations under any Derivative Transaction, nor to Company’s Knowledge, any other party except for breaches that would not, individually or in the aggregate, reasonably be likely to have a material impact on Company or any of its Subsidiaries. (t) Takeover Laws and Provisions. The Board of Directors of Company has approved this Agreement and the Transactions as required to render inapplicable to such agreements and transactions any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law (collectively, “Takeover Laws”). (u) Environmental Liability. Company (i) is not in violation of any Environmental Laws, (ii) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is not subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, be material to Company and its Subsidiaries, taken as a whole; and there is no pending or threatened investigation that might lead to such a claim. (v) Intercompany Arrangements. Section 3.01(v) of the Seller Disclosure Schedule identifies all Contracts between Company or any of its Subsidiaries, on the one hand, and Seller or any of its Affiliates (other than Company or any of its Subsidiaries), on the other hand. (w) Investment Securities and BOLI. (i) Each of Company and its Subsidiaries has good title to all securities owned by it (except those sold under repurchase agreements), free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business consistent with past practice to secure obligations of Company or its Subsidiaries or as set forth on Section 3.01(w) of the Seller Disclosure Schedule. (ii) Section 3.01(w) of the Seller Disclosure Schedule sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by Company or its Subsidiaries, including the value of its BOLI. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Seller Financial Statements in accordance with GAAP. (x) Institutional Accredited Investor. Seller is and will be on the Closing Date an institutional “accredited investor” as such term is defined at 17 CFR §230.501(a)(1). (y) Stock Consideration Not for Distribution. The Stock Consideration to be acquired under the terms of this Agreement will be acquired by Seller for its own account and not with a view to distribution. Seller will not resell, transfer, assign, pledge or otherwise dispose of any of

- 31 - the Stock Consideration, except in compliance with the registration requirements of the Securities Act and any applicable state Securities Laws, or pursuant to an available exemption therefrom. (z) Financial and Business Sophistication. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Stock Consideration, (aa) Investment Decision. Seller has relied solely upon its own judgment, due diligence, advice and knowledge of, and/or the advice of its own legal, financial or other advisors with regard to, the legal, financial, tax and other considerations involved in analyzing Purchaser and its Subsidiaries and their respective businesses and in deciding to invest in the Stock Consideration. (bb) Access to Information. Seller has been furnished with all materials relating to the business, finances and operations of Purchaser and its Significant Subsidiaries that have been requested by it or its advisors and has been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Purchaser concerning the Stock Consideration in order to make an informed and voluntary decision to enter into this Agreement. (cc) Information. Seller acknowledges that (i) it is not being provided with the disclosures that would be required if the offer and sale of the Stock Consideration were registered under the Securities Act, nor is it being provided with any offering circular or prospectus prepared in connection with the offer and sale of the Stock Consideration; (ii) it has availed itself of publicly available financial and other information concerning Purchaser to the extent it deems necessary to make its decision to purchase the Stock Consideration; and (iii) it has not received nor relied on any form of general solicitation or general advertising (within the meaning of Regulation D) from Purchaser in connection with the offer and sale of the Stock Consideration. (dd) No Other Representations or Warranties. (i) Except for the representations and warranties contained in this Section 3.01, none of Seller or its Affiliates or their respective Representatives makes any other representation or warranty on behalf of Seller, express or implied, at law or in equity, in respect of Company or its Subsidiaries, their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or with respect to the subject matter of this Agreement or the Ancillary Agreements, and Seller, Company or any of its Subsidiaries. each on behalf of itself and its Subsidiaries, hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of Seller, its Affiliates or any other person makes or has made any representation or warranty to Purchaser, its Affiliates or Representatives with respect to (A) any financial projection, forecast, estimate, budget or prospective information relating to Seller, Company, or their respective Subsidiaries or their respective businesses, or (B) except for the representations and warranties made by Seller in this Section 3.01, any oral or written information presented to Purchaser or its Affiliates or Representatives in the course of their due diligence investigation of Seller, Company, or their respective Subsidiaries, the negotiation of this Agreement or the Ancillary Agreements or in the course of the Transactions.

- 32 - (ii) Seller acknowledges and agrees that none of Purchaser or any other person has made or is making any express or implied representation or warranty with respect to Purchaser or its Subsidiaries or businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the Transactions, other than those contained in Section 3.02. 3.02 Representations and Warranties of Purchaser. On or prior to the date of this Agreement, Purchaser has delivered to Seller a schedule (the “Purchaser Disclosure Schedule”) setting forth, among other things, items the disclosure of which is either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations and warranties contained in Section 3.02 or to one or more of the covenants contained in Article IV. Except as disclosed in the Purchaser Disclosure Schedule, Purchaser hereby represents and warrants to Seller, as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case as of such date), that: (a) Organization, Standing and Authority. (i) Each of Purchaser and its Significant Subsidiaries is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of organization. Purchaser and its Significant Subsidiaries have all corporate (or other entity) power and authority to own, lease and operate its properties and to carry on its business as now conducted, except where the failure to have such power and authority has not had and would not reasonably be expected to have a Material Adverse Effect on Purchaser. Purchaser and its Significant Subsidiaries are duly qualified to do business as a foreign entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so qualified would not reasonably be likely to have a Material Adverse Effect on Purchaser. (ii) True, complete and correct copies of the Constituent Documents of Purchaser and Purchaser Bank, each as in effect as of the date of this Agreement, have been made available to Seller. (b) Capital Structure. (i) The issued, outstanding and authorized capital stock or other equity interests, as applicable, of Purchaser as of the Business Day prior to the date hereof (the “Capitalization Date”) is set forth on Section 3.02(b)(i) of Purchaser Disclosure Schedule. (ii) All of the issued and outstanding shares of Purchaser Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and all of the shares of Purchaser Common Stock constituting the Stock Consideration shall, upon issuance pursuant to this Agreement, be duly authorized and validly issued, fully paid and non-assessable, and no current or past shareholder of Purchaser will have any preemptive right or similar rights in respect thereof. As of the Capitalization Date, Purchaser does not

- 33 - have trust preferred or subordinated debt securities or other similar capital securities issued or outstanding. None of the issued and outstanding shares of Purchaser Common Stock has been, and none of the Stock Consideration will be, issued in violation of any preemptive or similar rights of the current or past holders of equity interests of Purchaser. Purchaser has sufficient authorized shares of Purchaser Common Stock to satisfy its obligations under this Agreement. (iii) Except for the Stock Consideration, Purchaser does not have any commitment to authorize, issue or sell any shares of capital stock or other equity interests, and there are no shares of capital stock of Purchaser authorized or reserved for issuance. No bonds, debentures, notes or other indebtedness having the right to vote (or convert into or exercise for securities having the right to vote) on any matters on which the holders of Purchaser Common Stock may vote have been issued by Purchaser or any of its Subsidiaries and are outstanding. As of the Capitalization Date, Purchaser is not party to any voting trust, proxy or other agreement or understanding with respect to the voting of Purchaser Common Stock or other equity interests of Purchaser. (iv) Purchaser owns all of the issued and outstanding shares of capital stock or other equity ownership interests of each of its Subsidiaries, free and clear of any Liens (other than restrictions on transfer which arise under applicable Securities Laws, this Agreement or the other Transaction Documents), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to bank Subsidiaries, as provided under 12 U.S.C. § 55 or any comparable provision of applicable federal or state law). (c) Corporate Authorization. Purchaser has all necessary corporate (or other entity) power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Purchaser and the consummation by Purchaser of the Transactions have been duly and validly authorized and approved by all necessary corporate (or other entity) action on the part of Purchaser and no other corporate (or other entity) proceedings on the part of Purchaser is necessary to approve this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms (except to the extent that enforceability may be limited by the Enforceability Exceptions). (d) Regulatory Filings; No Defaults. (i) There are no consents, permits, authorizations or approvals of, or filings, notices, reports or registrations with, any Governmental Authority or other third party are required to be made or obtained by Purchaser or any of its Significant Subsidiaries in connection with the execution and delivery of this Agreement by Purchaser or the consummation by Purchaser of the Transactions. (ii) Subject to the receipt of the approvals and consents referred to in Section 3.02(d)(i) and the expiration of applicable waiting periods, the execution, delivery

- 34 - and performance by Purchaser of the Transaction Documents to which it is a party and the consummation by it of the Transactions do not (A) violate any provision of Purchaser’s or any of its Significant Subsidiaries’ Constituent Documents, (B) violate any Law applicable to Purchaser or its Significant Subsidiaries, (C) constitute a violation or breach of or default under or give rise to (or give rise after the giving of notice, the passage of time or both) a right of termination, cancellation or acceleration of any obligation of Purchaser or its Significant Subsidiaries or to a loss of any benefits to which Purchaser or its Significant Subsidiaries is entitled under any provision of any material contract (as defined in 17 CFR §229.601(b)(10)) to which Purchaser or any of its Significant Subsidiaries is a party or any license, franchise, permit or similar authorization held by Purchaser or any of its Significant Subsidiaries, (D) result in the creation or imposition of any Lien (other than Permitted Liens) on any of the assets of Purchaser or any of its Significant Subsidiaries, which, in the case of clauses (B), (C) and (D) above, has had or would reasonably be expected, individually or in the aggregate, be material to Purchaser and its Significant Subsidiaries, taken as a whole. (iii) An accurate and complete copy of each final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC by Purchaser or any of its Significant Subsidiaries pursuant to the Securities Act or the Exchange Act since January 1, 2023 (the “Purchaser SEC Reports”) is publicly available. No such Purchaser SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective dates, all Purchaser SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Purchaser has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes- Oxley Act of 2002. As of the date hereof, there are no outstanding comments from, or unresolved issues raised by, the SEC with respect to any of Purchaser SEC Reports. None of Purchaser’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than Form 13F). (e) Financial Statements. (i) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser, (A) the financial statements of Purchaser and its Subsidiaries included (or incorporated by reference) in the Purchaser SEC Reports (including the related notes, where applicable) (w) have been prepared from, and are in accordance with, the books and records of Purchaser and its Subsidiaries, (x) fairly present the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Purchaser and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year- end audit adjustments normal in nature and amount), (y) complied, as to form, as of their

- 35 - respective dates of filing with the SEC with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (z) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto, and (B) the books and records of Purchaser and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Since January 1, 2023, no independent registered public accounting firm of Purchaser has resigned (or informed Purchaser that it intends to resign) or been dismissed as independent registered public accountants of Purchaser as a result of or in connection with any disagreements with Purchaser on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. (ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser, neither Purchaser nor any of its Subsidiaries has any Liability, except for those Liabilities that are reflected or reserved against on the consolidated balance sheet of Purchaser included in its annual and quarterly Purchaser SEC Reports on Form 10-K and Form 10-Q for the fiscal year and quarter ended December 31, 2024 and March 31, 2025, respectively, (including any notes thereto) or otherwise disclosed in such Purchaser SEC Reports and for Liabilities incurred in the ordinary course of business since December 31, 2024, or in connection with this Agreement and the Transactions. (iii) The records, systems, controls, data and information of Purchaser and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Purchaser or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non- exclusive ownership and non-direct control that would not, either individually or in the aggregate, have a Material Adverse Effect on Purchaser. Purchaser (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to Purchaser, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Purchaser by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to Purchaser’s outside auditors and the audit committee of Purchaser’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Purchaser’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Purchaser’s internal controls over financial reporting. There is no reason to believe that Purchaser’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes- Oxley Act, without qualification, when next due.

- 36 - (iv) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser, since January 1, 2023, (A) neither Purchaser nor any of its Subsidiaries, nor, to the knowledge of Purchaser, any director, officer, auditor, accountant or Representative of Purchaser or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Purchaser or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Purchaser or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (B) no attorney representing Purchaser or any of its Subsidiaries, whether or not employed by Purchaser or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by Purchaser or any of its officers, directors, employees or agents to the Board of Directors of Purchaser or any committee thereof or to the knowledge of Purchaser, to any director or officer of Purchaser. (f) Financial Ability; Solvency. (i) Purchaser has, will have at all times through the Closing, and on the Closing Date will have, sufficient cash on hand or other sources of immediately available and unencumbered funds available to make payment of the Purchase Price to Seller and to purchase the Shares on the terms and conditions contemplated by this Agreement, to consummate the Transactions and to pay all associated costs and expenses required to be paid by Purchaser. (ii) Immediately following the Closing and after giving effect to the transactions contemplated by the Transaction Documents, including the payment of the Closing Date Cash Consideration as contemplated by Article II and the payment of all other amounts required to be paid by Purchaser or any of its Affiliates in connection with the transactions contemplated by the Transaction Documents and all related fees and expenses, each of Purchaser and Company (as owned by Purchaser following Closing) will be Solvent. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by the Transaction Documents with the intent to hinder, delay or defraud either present or future creditors of Purchaser or any of its Affiliates, or of Company. For the purposes of this Agreement, the term “Solvent,” when used with respect to any Person, means that, as of any date of determination, (A) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (1) the value of all “liabilities of such Person, including a reasonable estimate of contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Law governing determinations of the insolvency of debtors, and (2) the amount that will be required to pay the probable liabilities of such Person with respect to its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (B) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (C) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital

- 37 - for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, as of such date, including a reasonable estimate of contingent and other liabilities” means that such Person will be able to generate enough cash to meet its obligations as they become due. (g) Absence of Certain Changes or Events. (i) Since March 31, 2025, no event or events have occurred that have had a Material Adverse Effect on Purchaser. (ii) Except as in connection with matters contemplated, required or permitted by this Agreement, since March 31, 2025 through the date hereof, Purchaser and its Significant Subsidiaries have carried on their respective businesses in all material respects in the ordinary course consistent with past practice (other than discussions and negotiations related to this Agreement). (h) Contracts. (i) Prior to the date hereof, Purchaser has filed as an exhibit to or incorporated by reference in the Purchaser SEC Reports filed prior to the date of this Agreement any Contracts or amendment thereto that are required to be filed as an exhibit to any SEC Report of Purchaser (as described in Items 601(b) of Regulation S-K under the Securities Act) (“Purchaser Contracts”) to which it, or any of its Subsidiaries, is a party, or by which it or any of its Subsidiaries may be bound, or to which it or any of its Subsidiaries or their respective assets or properties may be subject, in each case as of the date hereof. (ii) In each case, except as would not, either individually or in the aggregate, have a Material Adverse Effect on Purchaser, (A) each Purchaser Contract is valid and binding on Purchaser or one of its Subsidiaries, as applicable, and in full force and effect, (B) Purchaser and each of its Subsidiaries has performed all obligations required to be performed by it to date under each Purchaser Contract, (C) to the knowledge of Purchaser each third-party counterparty to each Purchaser Contract has performed all obligations required to be performed by it to date under such Purchaser Contract and (D) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Purchaser or any of its Subsidiaries under any such Purchaser Contract. (i) Compliance with Laws. (i) Purchaser and each of its Subsidiaries hold, and have held at all times since January 1, 2023, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the cost of failure to hold nor the cost of obtaining and holding such license, franchise, permit or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, be material to Purchaser and its Significant Subsidiaries, taken as a whole. Except as would not, either individually or in the aggregate, be material to Purchaser and its Significant

- 38 - Subsidiaries, taken as a whole, to the Knowledge of Purchaser, no suspension, cancellation or investigation of any such necessary license, franchise, permit or authorization is threatened. Except for those defaults and/or violations which would, either individually or in the aggregate, be material to Purchaser and its Significant Subsidiaries, taken as a whole, which have been disclosed on Section 3.02(i)(i) of the Purchaser Disclosure Schedule, Purchaser and each of its Subsidiaries have complied with and are not in default or violation under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Authority relating to Purchaser or any of its Subsidiaries, including, without limitation, all laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other Law relating to bank secrecy, discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Each of its Subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better. Except as would not have a Material Adverse Effect on Purchaser, none of Purchaser, or its Subsidiaries, or to the Knowledge of Purchaser, any director, officer, employee, agent or other person acting on behalf of Purchaser or any of its Subsidiaries has, directly or indirectly, (A) used any funds of Purchaser or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (B) made any unlawful payment to foreign domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Purchaser or any of its Subsidiaries, (C) violated any provision that would result in the violation of the Foreign Corrupt Practices Act of 1977 or any similar law, (D) established or maintained any unlawful fund of monies or other assets of Purchaser or any of its Subsidiaries, (E) made any fraudulent entry on the books or records of Purchaser or any of its Subsidiaries, or (F) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business to obtain special concessions for Purchaser or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Purchaser or any of its Subsidiaries, or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department. (ii) Since January 1, 2023, each of Purchaser and its Subsidiaries has timely filed all Reports. As of their respective filing dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), the Reports complied with applicable Law.

- 39 - (j) Litigation. (i) Neither Purchaser nor any of its Significant Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Purchaser, threatened, Action of any nature in which the potential liabilities, including, but not limited to, costs incurred in defending such Action, penalties, fines, damages or otherwise, of Purchaser or any of its Significant Subsidiaries are in excess of $500,000.00, and which are brought against Purchaser or any of its Significant Subsidiaries or any of their current or former directors or executive officers or of a nature challenging the validity or propriety of the Transactions. (ii) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Purchaser, any of its Subsidiaries or the assets of Purchaser or any of its Subsidiaries (or that, upon consummation of the Transactions, would apply to Purchaser or any of its Affiliates). (k) Takeover Laws and Provisions. The Board of Directors of Company has approved this Agreement and the Transactions as required to render inapplicable to such agreements and transactions any Takeover Laws. (l) Insurance. Except as would not, either individually or in the aggregate, be material to Purchaser and its Subsidiaries, taken as a whole: (i) Purchaser and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Purchaser reasonably has determined to be prudent and consistent with industry practice, (ii) Purchaser and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (iii) each such policy is outstanding and in full force and effect, (iv) except for policies insuring against potential liabilities of officers, directors and employees of Purchaser and its Subsidiaries, Purchaser or the relevant Subsidiary thereof is the sole beneficiary of such policies and (v) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. (m) No Brokers. Except for any fees that may be due and owing to Janney Montgomery Scott LLC, which will be paid by Purchaser or one of its Affiliates, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Purchaser who might be entitled to any fee or commission from Purchaser or any of its Affiliates in connection with the Transactions. (n) Information Security. Section 3.02(n) of the Purchaser Disclosure Schedule sets forth a true and complete list of any instances, to the Knowledge of Purchaser, since January 1, 2023, in which a third party has gained material unauthorized access to any information systems or networks controlled by and material to the operation of the business of Purchaser or any of its Subsidiaries. To the Knowledge of Purchaser, there are no material data security or other technological vulnerabilities with respect to its information technology systems or networks, in each case, to the extent owned or controlled by Purchaser or its Subsidiaries. (o) Availability of Funds. At the Closing, Purchaser will have sufficient immediately available funds to pay the Purchase Price to Seller on the terms and conditions contained herein.

- 40 - As of the date of this Agreement, Purchaser has no reason to believe that it will be unable to obtain any funds required to consummate the Transactions. (p) Purchase Not for Distribution. The Shares to be acquired under the terms of this Agreement will be acquired by Purchaser for its own account and not with a view to distribution. Purchaser will not resell, transfer, assign, pledge or otherwise dispose of any Shares, except in compliance with the registration requirements of the Securities Act and any applicable state Securities Laws, or pursuant to an available exemption therefrom. Purchaser (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, Company and its Subsidiaries and their respective businesses and (ii) has been furnished with or given access to certain information about Company and its Subsidiaries and their respective businesses. (q) No Other Representations or Warranties. (i) Except for the representations and warranties contained in this Section 3.02, none of Purchaser or its Affiliates or their respective Representatives makes any other representation or warranty on behalf of Purchaser, express or implied, at law or in equity, in respect of Purchaser or its Subsidiaries, their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or with respect to the subject matter of this Agreement or the Ancillary Agreements, and Purchaser, on behalf of itself and its Subsidiaries, hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of Purchaser, its Affiliates or any other person makes or has made any representation or warranty to Seller, Company, their Affiliates or Representatives with respect to (A) any financial projection, forecast, estimate, budget or prospective information relating to Purchaser or its Subsidiaries or their respective businesses, or (B) except for the representations and warranties made by Purchaser in Section 3.02, any oral or written information presented to Seller, Company or their respective Affiliates or Representatives in the course of their due diligence investigation of Purchaser or its Subsidiaries, the negotiation of this Agreement or the Ancillary Agreements or in the course of the Transactions. (ii) Purchaser acknowledges and agrees that none of Seller, Company or any other person has made or is making any express or implied representation or warranty with respect to Seller, Company or their respective Subsidiaries or businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, or the Transactions, other than those contained in Section 3.01. ARTICLE IV COVENANTS 4.01 Conduct of Business. (a) During the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement under Section 7.01, except as otherwise provided in the Transaction Documents, required by applicable Law, or as otherwise authorized by the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or

- 41 - delayed, Seller shall cause Company and its Subsidiaries to use commercially reasonable efforts to: (i) carry on (and maintain the books of account and records of) its businesses in the ordinary course of business consistent with past practice in all material respects; (ii) preserve intact its business organization; and (iii) preserve intact its rights, franchises, goodwill and relations of the customers, employees and clients and others with whom business relationships exist. (b) Without limiting the generality of Section 4.01(a), during the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement in accordance with Section 7.01, except as expressly permitted by the Transaction Documents, or as required by Law, Seller shall cause Company not to, and Company shall not, directly or indirectly, do, cause or permit or propose to do, cause or permit any of the following, without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed: (i) amend the Constituent Documents of Company or any of its Subsidiaries; (ii) purchase, redeem or otherwise acquire, directly or indirectly, shares of capital stock or other equity interests or voting securities of Company or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of Company capital stock; (iii) adjust, split, combine or reclassify any of its capital stock; (iv) grant, award, or otherwise become obligated to provide any Rights, restricted shares, stock options, restricted share units, stock appreciation rights, equity awards, grants, performance shares, contingent value rights, “phantom” stock, restricted shares or other equity-based awards or interests or similar securities or rights that are derivative of or provide rights to any dividends, distributions or economic benefits based, directly or indirectly, on the value or price of any capital stock or other voting securities (including any bonds, debentures, notes or other indebtedness) or other ownership interests in Company or any of its Subsidiaries, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock or other equity interests in Company or any of its Subsidiaries; (v) declare, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any shares of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary of Company to Company or to any other direct or indirect wholly owned Subsidiary of Company); (vi) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, or merge or consolidate itself or any of its Subsidiaries with any other person (other than mergers or consolidations solely involving its Subsidiaries); (vii) enter into, modify, renew, amend in any material respect or terminate any Contract that is a Company Contract or would be a Company Contract if entered into prior to the date of this Agreement, other than any such Contract that is terminable upon sixty

- 42 - (60) days’ notice or less without penalty or any termination fee or is entered into in the ordinary course of business consistent with past practice; (viii) except for transactions in the ordinary course of business consistent with past practice (including by way of foreclosure or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith), make any investment in excess of $100,000.00 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any Person other than any of its wholly owned Subsidiaries; (ix) sell, transfer, lease, pledge, surrender, mortgage, divest, cancel, abandon, encumber, otherwise dispose of or allow to lapse or expire, any of its material properties, assets, rights or interests to any Person other than a wholly owned Subsidiary, or cancel, waive, modify, release or assign any indebtedness to any such Person or any claims held by any such Person, in each case other than other than in the ordinary course of business consistent with past practice or pursuant to Contracts or agreements in force at the date of this Agreement or where the aggregate sales price is less than $500,000.00 or does not represent a discount of 20% or more from the aggregate book value of such assets less the amount of any applicable specific reserves with respect to such assets; (x) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of Company or any of its Subsidiaries to Company or any of its Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, issuance of letters of credit, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposits, and entry into repurchase agreements); (xi) implement or adopt any material change in its Accounting Principles, practices or methods, other than as may be required by GAAP or by applicable laws, regulations, guidelines or policies imposed by any Governmental Authority; (xii) except as contemplated by the terms of any Company Benefit Plan or Section 4.08(e) of this Agreement, (A) enter into, adopt, materially amend or terminate any Company Benefit Plan or arrangement that would be a Company Benefit Plan if in effect on the date hereof, other than in the ordinary course of business consistent with past practice, (B) increase the compensation or benefits payable to any executive officer of Company (each, a “Key Employee”), other than increases in base salary or wage rate (and corresponding increases in incentive compensation) in the ordinary course of business consistent with past practice, (C) accelerate the vesting of any compensation, (D) fund the obligations under any Company Benefit Plan in a rabbi trust, (E) terminate the employment or services of any Key Employee, other than for cause, or (F) hire any Key Employee, other than as a replacement hire receiving substantially similar terms of employment;

- 43 - (xiii) make, or commit to make, any capital expenditures (other than those set forth in Company’s capital budget which has been made available to Purchaser) in excess of $500,000.00; (xiv) other than in the ordinary course of business consistent with past practice, settle any Action, except involving solely monetary remedies in an amount individually and in the aggregate that is not in excess of $25,000.00, and that would not impose any material restriction on the business of Company or its Subsidiaries or Purchaser or its Subsidiaries following the Closing; (xv) make, change or revoke any material Tax election, change any method of Tax accounting, adopt or change any taxable year or period, enter into any closing agreement with respect to Taxes, file any amended Tax Return, settle or compromise any Tax claim or assessment, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of any Tax, or make or surrender any claim for a refund of Taxes, in each case solely with respect to separate company Tax Returns or separate company Tax Liabilities; (xvi) enter into any material new line of business or, other than in the ordinary course consistent with past practice, change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating, and servicing policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (xvii) take any action or omit to take any action that is intended to or would, individually, or in the aggregate, reasonably be likely to, result in any of the conditions set forth in Section 5.01 and Section 5.03 not being satisfied; or (xviii) agree to take, make any commitment to take, authorize or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 4.01(b). (c) During the period from the date of this Agreement through the Closing Date or earlier termination of this Agreement in accordance with Section 7.01, except as expressly permitted by this Agreement, or as required by Law, or as otherwise authorized by the prior written consent of Seller, such consent not to be unreasonably withheld, conditioned or delayed, Purchaser shall not: (i) amend the Constituent Documents of Purchaser; (ii) declare, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any shares of Purchaser Common Stock (except for making or declaring or paying regular quarterly dividends on Purchaser Common Stock with substantially the same terms and record dates as has been used in recent periods); (iii) enter into agreements with respect to, or consummate, any mergers or business combinations, or any acquisition of any other person or business that would

- 44 - reasonably be expected to prevent, impede or materially delay the consummation of the Transactions; (iv) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, or merge or consolidate itself or any of its Subsidiaries with any other person (other than mergers or consolidations solely involving its Subsidiaries); (v) take any action or omit to take any action that is intended to or would, individually, or in the aggregate, reasonably be likely to, result in any of the conditions set forth in Section 5.01 and Section 5.02 not being satisfied; or (vi) agree to take, make any commitment to take, authorize or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 4.01(c). 4.02 Reasonable Best Efforts. (a) During the period from the date of this Agreement continuing through the Closing or earlier termination of this Agreement under Section 7.01, subject to the terms and conditions of this Agreement, each of Seller and Purchaser agrees to use its reasonable best efforts to take, or cause to be taken by their respective Subsidiaries, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable, so as to permit consummation of the Transactions as promptly as practicable and shall reasonably cooperate with the other party hereto to that end. (b) During the period from the date hereof continuing through the Closing or earlier termination of this Agreement under Section 7.01, Purchaser and Seller and their respective Subsidiaries shall cooperate and use their reasonable best efforts to prepare as promptly as practicable all documentation, to make all filings and to obtain all consents, approvals, waivers, permits, non-objections and other authorizations of all Governmental Authorities required to consummate the Transactions, including, for the avoidance of doubt, those set forth on Section 3.01(d)(i) of the Seller Disclosure Schedule and Section 3.02(d)(i) of the Purchaser Disclosure Schedule (all such required consents, approvals, waivers, permits, non-objections and other authorizations, the “Requisite Regulatory Approvals”) and of all third parties, and shall make all necessary filings in respect of the Requisite Regulatory Approvals as promptly as practicable, but in any event within thirty (30) days of the execution of this Agreement, and shall make all other necessary filings in respect of any consents, approvals, waivers, permits, non-objections or other authorizations of any third parties required to consummate the Transactions as promptly as practicable. After the date hereof, each of Purchaser and Seller shall have the right to review in advance, and to the extent practicable each shall consult with the other with respect to, in each case subject to applicable Laws relating to the exchange of information, all nonconfidential, material written information submitted to any third party or any Governmental Authority or third party in connection with the Transactions; provided, that, for the avoidance of doubt, in no event shall either party be obligated to provide the other party with any information relating to or containing any confidential supervisory or regulatory examination materials or information. In exercising the foregoing right, each of Purchaser and Seller and their respective Subsidiaries shall act reasonably

- 45 - and as promptly as practicable. Each of Purchaser and Seller agrees that it shall consult with each other with respect to obtaining all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the Transactions as promptly as practicable, and each of Purchaser and Seller shall keep the other apprised of the status of material matters relating to the completion of the Transactions. The parties shall promptly deliver to each other copies of all filings, correspondence and orders to and from all Governmental Authorities in connection with the Transactions, including seeking the Requisite Regulatory Approvals; provided, that each party may redact such information as may reasonably be considered proprietary, sensitive or confidential (including financial projections, business plans, personal information or Confidential Supervisory Information). (c) In furtherance of the foregoing, the parties hereto and their respective Affiliates shall take or commit to take any and all actions and agree to any conditions or restrictions imposed by any Governmental Authority as may be necessary in order to obtain the foregoing Requisite Regulatory Approvals; provided, however, that notwithstanding any other provision of this Agreement that may be to the contrary, no party hereto shall be required to take any action, or commit to take any action, or agree to any condition or restriction, that would reasonably be expected to have a Material Adverse Effect on the business, financial condition, properties, assets, Liabilities or results of operations of (i) Seller and its Subsidiaries, taken as a whole, or (ii) Purchaser and its Subsidiaries, taken as a whole, following the Closing (a “Burdensome Condition”). Subject to applicable Law and the instructions of any Governmental Authority, Purchaser shall inform Seller in writing if any Governmental Authority with jurisdiction over Purchaser or its Subsidiaries has advised or notified any of Purchaser or its Subsidiaries of such Governmental Authority’s determination to impose a restriction or requirement in connection with or as a result of the Transactions, which upon compliance therewith would constitute a Burdensome Condition, including reasonable detail regarding the restriction or requirement imposed by the Governmental Authority; provided, that, for the avoidance of doubt, in no event shall any party be obligated to provide any other party with any confidential supervisory or regulatory examination materials or information. (d) Each of Purchaser and Seller shall, upon request, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of it or any of its Subsidiaries with or to any third party or Governmental Authority in connection with the Transactions; provided, that, for the avoidance of doubt, in no event shall a party be obligated to provide the other party with any confidential supervisory or regulatory examination materials or information. 4.03 Notification of Certain Matters. Seller, on the one hand, and Purchaser, on the other hand, shall promptly notify each other of (a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions by or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which, in any such case, relate to the Transactions or (c) any change, condition or event (i) that renders or would reasonably be expected to render any representation or

- 46 - warranty of such party set forth in this Agreement to be untrue or inaccurate to an extent such that the condition set forth in Section 5.02(a) or Section 5.03(a) as applicable, would not be satisfied if the Closing were to then occur or (ii) that results or would reasonably be expected to result in any failure of such party to comply with or satisfy in any material respect any covenant, condition or agreement (including any condition set forth in Article V) to be complied with or satisfied by such party hereunder; provided, that no such notification, nor any failure to make such notification, shall affect any of the representations, warranties, covenants, rights or remedies, or the conditions to the obligations of, the parties hereunder. 4.04 Press Releases. From the date of this Agreement until the Closing, Purchaser and Seller shall, and shall cause their respective Subsidiaries to, consult with each other before issuing any press release or public statement or making any other public disclosure (including any broad-based employee communication that is reasonably likely to become the subject of public disclosure) related to this Agreement and the Transactions and shall not issue any such press release or public statement or make any other such public disclosure without the prior consent of Purchaser or Seller, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed; provided that nothing in this Section 4.04 shall be deemed to prohibit Purchaser or Seller or any of their respective Subsidiaries from making any disclosure necessary, based on the advice of legal counsel (which may be internal counsel), in order to satisfy its disclosure obligations imposed by Law, any stock exchange, or any other self-regulatory organization, or upon request of a Governmental Authority, after making reasonable efforts under the circumstances to consult with the non- disclosing party prior to such disclosure. 4.05 Access; Information. (a) During the period from the date of this Agreement continuing through the Closing or termination of this Agreement under Section 7.01, Seller, Company and their respective Subsidiaries shall afford to Purchaser and its respective officers, directors, employees, counsel, accountants, advisors, representatives and agents (collectively, “Representatives”) reasonable access upon prior notice and during normal business hours, to the officers, employees, properties, offices and other facilities, and to the Contracts, books and records and other documents and data (including employee data, to the extent necessary to onboard the Continuing Employees, subject to applicable Law) relating exclusively to the business of Seller, that Purchaser through its Representatives, may from time to time reasonably request and Seller shall furnish to Purchaser and their its Representatives all relevant financial, operating and other data and information relating to Company in Seller’s or its Affiliates’ possession or control which Purchaser through its Representatives may from time to time reasonably request, including by providing to Purchaser on a monthly or quarterly basis, as applicable, Company’s external audit reports, new business activity reports, ALCO reports, ALLL reports and asset quality reports, and all similar management reports produced by Company or its Subsidiaries, as applicable, on a monthly or quarterly basis. Purchaser shall, and shall cause its Representatives to, conduct its inspections and investigations under this Section 4.05 in a manner that will not unreasonably interfere with the conduct of the business of Seller and its Affiliates. Notwithstanding the foregoing, (i) Seller shall not be required to disclose any information where disclosure would (A) breach any agreement with any third party in effect on the date of this Agreement (if Seller or Company shall have used

- 47 - commercially reasonable efforts to have obtained the consent of such third party to such disclosure), (B) result in the loss of any attorney-client privilege or other privilege held by such party or (C) contravene any Law, in which case Seller or Company, as applicable, will make appropriate substitute disclosure arrangements and (ii) the distribution or receipt of any information made available under this Section 4.05 shall not affect any other rights of the parties under this Agreement. (b) If reasonably requested by Seller, the parties shall enter into a customary access and indemnification agreement relating to the access rights under this Section 4.05. (c) Purchaser acknowledges that the information provided to it by Seller in connection with this Agreement is subject to the Confidentiality Agreement. As of the Effective Time, the Confidentiality Agreement shall terminate. 4.06 No Negotiations. Seller agrees that between the date of this Agreement and the Closing or the earlier termination of this Agreement pursuant to Article VII, Seller and its Affiliates shall not, and shall cause each of their respective Representatives not to, directly or indirectly solicit, knowingly encourage or initiate the submission of proposals or offers from, provide any confidential or nonpublic information to, or participate in discussions or negotiations or enter into any agreement with, any Person (other than Purchaser and its Affiliates) concerning (a) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of Company and its Subsidiaries or 25% or more of any class of equity or voting securities of Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Company, or (b) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Company or its Subsidiaries whose assets, individually or in the aggregate, constitute 25% or more of the consolidated assets of Company (an “Acquisition Proposal”). Seller, Company and their respective Subsidiaries will, and will use its reasonable best efforts to cause their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person other than Purchaser conducted theretofore with respect to any Acquisition Proposal. 4.07 Intercompany Agreements. (a) Except for the Ancillary Agreements, Purchaser acknowledges and agrees that Seller, Company and its Subsidiaries will enter into one or more mutual termination and release agreements pursuant to which all Contracts in which Seller, on the one hand, and Company or an Affiliate of Company, on the other hand, are parties, and which are set forth in Section 4.07(a) of the Seller Disclosure Schedule, whether relating to products, services or support provided to or by Company or an Affiliate of Company or otherwise, shall be terminated or amended to remove Company or the applicable Affiliate of Company immediately prior to the Effective Time, and Company or the applicable Affiliate of Company shall not be entitled to receive or obligated to provide any products, services or support covered by such Contracts, agreements, commitments or arrangements following the Effective Time. Notwithstanding the foregoing, such terminations

- 48 - and amendments shall be pursuant to the applicable terms, if any, of such Contracts as they are in effect as of the date hereof. (b) At or prior to the Closing, Seller shall take, or cause to be taken, all such actions necessary so that Intercompany Receivables or Intercompany Payables shall have been settled or paid prior to the Closing; provided that, the parties hereby agree to work in good faith to agree upon mutually acceptable procedures for the settlement or payment of trailing activities. Following the Closing, the parties shall, and shall cause each of their respective Subsidiaries to, retain all books, records and documents pertaining to all Liabilities, Contracts and arrangements discharged, terminated or settled, as the case may be, pursuant to this Section 4.07 in compliance with all applicable Law and its document retention policies, and to make the same available after the Closing for inspection and copying by the other party hereto, as applicable, or its Representatives, during normal business hours and upon reasonable advance notice, for any legitimate business purpose (including for financial reporting, compliance or Tax purposes). 4.08 Employees and Employee Benefits. (a) For a period of one (1) year after the Effective Time, Purchaser shall provide, or cause its Subsidiaries to provide to each Company employee who continues employment with Purchaser or any of its Subsidiaries following the Effective Time (each, a “Continuing Employee”), with (i) base salary or wages, as applicable, that are no less than the base salary or wages provided by Company or its Affiliates (as applicable) to each such Continuing Employee as of immediately prior to the Effective Time, (ii) short-term, annual and long-term incentive compensation target opportunities that, in each case, are substantially similar to the short-term, annual and long-term incentive compensation target opportunities provided by Company or its Affiliates to such Continuing Employee immediately prior to the Effective Time and (iii) other compensation and employee benefits that, in each case, are substantially similar to the other compensation and employee benefits provided by Company or its Affiliates to such Continuing Employee immediately prior to the Effective Time; provided that Purchaser may substitute benefits of substantially equivalent economic value and integrate Continuing Employees into existing Purchaser benefit programs. (b) Without limiting the immediately preceding section, Purchaser shall, or shall cause one of its Affiliates to, provide to each Continuing Employee whose employment terminates during the twelve (12) month period following the Closing Date with severance or termination compensation and benefits as set forth in Section 4.08(b) of the Purchaser Disclosure Schedule, in each case, determined (A) in a manner no less favorable than as applicable to similarly situated employees of Purchaser or its Affiliates and (B) taking into account each Continuing Employee’s service with Seller and its Affiliates (and any predecessor entities), as applicable, and, after the Closing, Purchaser and its Affiliates; provided such severance applies only to involuntary terminations without cause and specifically excludes voluntary resignations and cause-based terminations. (c) If the Closing Date occurs prior to the ordinary course payment date of 2026 annual performance bonuses, or any other monthly or quarterly bonus plans, Purchaser shall pay to each Continuing Employee that is eligible to receive a 2026 annual performance bonus payment, or any other monthly or quarterly bonus, under the terms of the applicable Company Benefit Plan, and

- 49 - who remains employed on the applicable payment date, a 2026 annual performance bonus, or any other monthly or quarterly bonus, that is at least equal to the amount set forth beside such employee’s name on a schedule provided to Purchaser by Seller not less than two (2) Business Days prior to the Closing Date setting forth the name and the 2026 annual performance bonus and/or any other monthly or quarterly bonus payment amount for each Company employee (reduced by the amount of any Taxes required to be withheld under applicable Law with respect to such payments, which amounts, so withheld, shall be duly and timely deposited with the applicable Governmental Authority by Purchaser), provided, however, that (i) Company has accrued the aggregate amounts of such payment amounts and (ii) the amount of each Continuing Employee’s 2026 annual performance bonus and/or any other monthly or quarterly bonus was determined in the ordinary course consistent with past practice. (d) Seller shall, at its sole cost and expense: (i) engage qualified counsel to conduct comprehensive Section 280G of the Code calculations; (ii) prepare and submit shareholder disclosure materials complying with Treasury Regulation Section 1.280G-1; (iii) request irrevocable waivers from all disqualified individuals; and (iv) deliver to Purchaser (A) copies of the Section 280G of the Code calculations referenced in (i) above, (B) the shareholder disclosure materials referenced in (ii) above, (C) the request for irrevocable waivers referenced in (iii) above, and (D) the results of the shareholder vote in response to irrevocable waivers received no later than five (5) business days prior to the Closing Date. Seller shall cause Company or its Subsidiaries to make any “golden parachute” payments resulting from the Transaction immediately prior to the Effective Time. Seller shall indemnify, defend, and hold harmless Purchaser and Company and its Subsidiaries from and against all losses of income tax deductions by the Company and its Subsidiaries relating to excess parachute payments for which a shareholder vote in accordance with Section 280G of the Code was not obtained. (e) With respect to any benefit plans sponsored by Purchaser and its Subsidiaries (such plans, the “Purchaser Plans”) in which any Continuing Employee becomes eligible to participate on or after the Effective Time, Purchaser or the applicable Subsidiaries, as applicable, shall use commercially reasonable efforts to (i) waive all preexisting conditions, actively at work requirements, exclusion and waiting periods with respect to participation and coverage requirements under the Purchaser Plans to the extent they were inapplicable to, or were satisfied under, Company Benefit Plans; and (ii) for purposes of eligibility, vesting and benefit level, recognize the service that was credited to each such Continuing Employee under Company Benefit Plans prior to the Effective Time, under the Purchaser Plans (except to the extent it would result in a duplication of benefits), as if such service were with Purchaser and its Subsidiaries (provided that the service crediting in this clause (ii) shall not apply with respect to any defined benefit plans or for purposes of qualifying for subsidized early retirement benefits). (f) If requested by Purchaser in writing at least twenty (20) Business Days prior to the Effective Time and to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, Company shall cause the Westfield Bank 401(k) Plan (the “Company 401(k) Plan”) to be terminated by board resolutions effective immediately prior to the Effective Time and contingent upon the occurrence of the Closing. If the Company 401(k) Plan is terminated, Purchaser or its Subsidiaries shall take any and all actions as may be required to permit each Continuing Employee to make rollover contributions to a 401(k) plan sponsored or maintained by Purchaser or one of its Subsidiaries of “eligible rollover distributions” (with the meaning of

- 50 - Section 401(a)(31) of the Code) in the form of cash, Company equity securities or notes (in the case of participant loans) or a combination thereof. Prior to the Effective Time, Company or its Subsidiaries may make an employer contribution (at a level determined in the ordinary course of business consistent with past practice) to any Company 401(k) Plan for the year in which the Effective Time occurs or any prior year. (g) Purchaser shall, or shall cause one of its Subsidiaries to, assume, honor and pay all amounts under the Company Benefit Plans to any current or former employee, officer, director, contractor or consultant of the Company or any of its Subsidiaries in connection with or arising in whole or in part from the Transactions as set forth on Section 4.08(g) of the Seller Disclosure Schedule, in accordance with their terms. Purchaser hereby acknowledges that a “change in control” within the meaning of Company Benefit Plans will occur at the Effective Time. (h) Nothing in this Agreement shall confer upon any employee, director or consultant of Company or any of its Affiliates any right to continue in the employ or service of Purchaser, Company, or any Affiliate thereof, or shall interfere with or restrict in any way the rights of Company, Purchaser or any Affiliate thereof to discharge or terminate the services of any employee, director or consultant of Company or any of its Affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, Purchaser Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of Purchaser or any of its Affiliates to amend, modify or terminate any particular Company Benefit Plan, Purchaser Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 8.06, nothing in this Agreement, express or implied, is intended to or shall confer upon any person, including, without limitation, any current or former employee, director or consultant of Company or any of its Affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. 4.09 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Purchaser or its Subsidiaries, directly or indirectly, the right to control or direct the operations of Seller, Company or their respective Subsidiaries prior to the Closing, and nothing contained in this Agreement shall give Seller or Company, directly or indirectly, the right to control or direct the operations of Purchaser or its Subsidiaries prior to the Closing. Prior to the Closing, each of Seller and Purchaser shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations. 4.10 Tax Matters. (a) Tax Indemnification. Seller shall be liable for and indemnify Purchaser and its Affiliates for any Excluded Taxes, and, without duplication, Seller shall include the income of Company and its Subsidiaries on Seller’s consolidated federal income Tax Returns and state combined or unitary Tax Returns for all Pre-Closing Tax Periods (including without limitation, the short tax-year of the Company ending on and including the Closing Date) in a manner consistent with past practice and pay any Tax attributable to such income (after taking into account the use of any net operating losses, Tax credits or other available Tax attributes arising in a Pre-

- 51 - Closing Tax Period). Seller shall be entitled to any refunds of Taxes of Company or any of its Subsidiaries for any Pre-Closing Tax Period promptly upon the receipt of such refunds or when such amounts are otherwise credited against the Taxes of the Company or any Affiliate (other than any refund, credit or offset of Taxes attributable to, or resulting from, a carry back of any item arising in a Post-Closing Tax Period, or in the case of a refund, credit or offset for a Straddle Period, the use of such item arising in a Post-Closing Tax Period), in each case net of any reasonable actual costs or cash Taxes imposed on Purchaser and its Affiliates in connection with obtaining such refund; provided, however, that notwithstanding anything herein to the contrary, Purchaser and its Affiliates shall not be required to assist Seller in obtaining any refunds for the Pre-Closing Tax Period. (b) Post-Closing Obligations of Purchaser. Purchaser shall indemnify Seller against (i) any additional Tax owed by Company resulting from any transaction engaged in by Company occurring on the Closing Date after the Effective Time other than in the ordinary course of business, and (ii) any Transfer Taxes for which Purchaser is responsible pursuant to Section 4.10(h). (c) Without the prior written consent of Seller (which consent shall not be unreasonably withheld, delayed, or conditioned), Purchaser shall not, except as required by applicable Law, and shall not cause or permit Company to (i) file any Tax Return with respect to a Pre-Closing Tax Period, (ii) amend any Tax Return filed with respect to any Pre-Closing Tax Period, (iii) make any Tax election that would have retroactive effect to any Pre-Closing Tax Period, or (iv) take any other action that relates or is attributable to or that affects Taxes for any Pre-Closing Tax period (including entering into any closing agreement, initiating any voluntary disclosure process or similar process with any Governmental Authority, settling any Tax Contest or other action related to Taxes, extending or waiving the limitation period applicable to any claim for Taxes, or surrendering any right to claim a refund for Taxes), in each case to the extent such action could give rise to an indemnity payment by Seller for a Pre-Closing Tax Period under this Agreement (or a reduction in a refund of Taxes that would otherwise be for the account of the Seller pursuant to Section 4.10(a)); provided, however, that nothing herein shall require Purchaser or Company to incur any costs or perform any action to obtain a refund for Seller for a Pre-Closing Tax Period.). (d) Indemnification Payments. Payment in full of any amount due under Sections 4.10(a) and 4.10(b) shall be made to the indemnified party in immediately available funds no later than the later of (i) ten (10) days after the indemnified party makes written demand on the indemnifying party and (ii) ten (10) days prior to the date on which the underlying amount is required to be paid by the indemnified party. In calculating the amount of any payments due for losses under Sections 4.10(a) and 4.10(b), such payments shall be reduced by an amount equal to any Tax benefit realized to the indemnified party as a result of such loss; provided, that no Tax benefit shall be treated for purposes of this Section 4.10(d) as having been realized unless, until and then only to the extent that such indemnified party shall have had Taxes which it would otherwise be required to pay (or have paid on its behalf) reduced or eliminated, or received a greater Tax refund than it would otherwise have received, with the loss treated as the last item of expense or deduction realized for such year.

- 52 - (e) Mutual Assistance and Cooperation. After the Closing, Seller and Purchaser shall, subject to Section 4.05: (i) assist (and cause their respective Affiliates to assist) the other party in a timely fashion in preparing and filing and causing to be filed any Tax Returns of or with respect to Company; (ii) cooperate fully in preparing for any audit of, or dispute with, any Governmental Authority regarding, any Tax Return of Company (including by providing the other party with such information, records, documents or assistance as may be reasonably requested in connection with such preparation or in connection with other legitimate matters related to Taxes); (iii) provide timely notice to the other party in writing of any pending or threatened Tax audit or assessment of Company or its Subsidiaries for Taxes for which the other party may have a liability under this Agreement; provided, however, that such failure to provide such timely notice shall not impact a party’s right to indemnification under this Agreement except to the extent such failure actually prejudices the indemnifying party; and (iv) furnish the other party with copies of all correspondence received from any Governmental Authority in connection with any audit or information request with respect to Company or any of its Subsidiaries for Taxes for which the other party may have a liability under this Agreement; provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of the parties. Notwithstanding anything to the contrary in this Agreement, (i) Seller shall not be required to transfer or make available to Purchaser any Tax Returns or information with respect to Taxes of Seller’s consolidated group unrelated to Company and its Subsidiaries and (ii) Purchaser shall not be required to transfer or make available to Seller any Tax Returns or information with respect to Taxes of Purchaser or any of Purchaser’s Affiliates (except to the extent relating to Company and its Subsidiaries). (f) Contest Provisions. (i) Seller shall have the right to represent Company’s interests in connection with any other Tax Contest relating to Tax years or periods ending on or before the Closing Date and to employ counsel of its choice at its expense, provided, that (A) Seller shall have first notified Purchaser in writing, in a timely manner, of its intention to do so and of the identity of counsel, if any, chosen by Seller in connection therewith, and be liable for any reasonable expenses, including reasonable fees for outside attorneys and other outside consultants incurred in connection with any Tax Contest, (B) Seller shall provide Purchaser with a timely and reasonably detailed account of each phase of such Tax Contest, (C) Seller shall consult with Purchaser before taking any significant action in connection with such Tax Contest, (D) Purchaser shall be entitled to participate in such Tax proceeding, at its own expense, and (E) Seller shall not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably, delayed, withheld or conditioned. If Seller fails to exercise the right to represent Company’s interests in connection with any other Tax Contest relating to Tax

- 53 - years or periods ending on or before the Closing Date within thirty (30) days of notice of such Tax Contest, Purchaser shall have the right to control such Tax Contest. (ii) In the case of a Tax Contest for a Straddle Period of Company, Purchaser shall have the right to control, at its own expense, such Tax Contest; provided, however, that (A) Purchaser shall provide Seller with a timely and reasonably detailed account of each phase of such Tax Contest, (B) Purchaser shall consult with Seller before taking any significant action in connection with such Tax Contest, (C) Seller shall be entitled to participate in such Tax proceeding, at its own expense, and (D) Purchaser shall not settle, compromise or abandon any such Tax Contest without obtaining the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed, or conditioned. (iii) Purchaser shall have the exclusive right to control, at its own expense, any Tax Contest involving Company (other than any Tax Contest described in Section 4.10(f)(i) and Section 4.10(f)(ii)). (g) Filing of Tax Returns. (i) For any taxable period that ends on or before the Closing Date, Seller shall, at Seller’s expense (A) timely prepare and file or shall cause to be timely prepared and filed any Tax Returns in a manner consistent with the past practice of Company unless otherwise required by applicable Law, (B) deliver to Purchaser for its review and comment a copy of all separate company Tax Returns at least thirty (30) days prior to the due date (giving effect to any validly obtained extension) thereof (or in the case of Tax Returns filed more frequently than quarterly, at least seven (7) days prior to the due date (giving effect to any validly obtained extension)), and (C) use good faith in considering and reflecting, as is reasonable, Purchaser’s comments. (ii) Purchaser shall, except to the extent that such Tax Returns are the responsibility of Seller under Section 4.10(g)(i), or subject to Section 4.10(g)(iii), be responsible for the preparation and filing of all Tax Returns with respect to Company and its Subsidiaries. (iii) For any Tax Return of Company with respect to a Straddle Period, Purchaser shall (A) prepare and file such Tax Returns in a manner consistent with the past practice of Company unless otherwise required by applicable Law, (B) deliver to Seller for its review and comment a copy of all relevant portions of such proposed Tax Return at least thirty (30) days prior to the due date (giving effect to any validly obtained extension) thereof (or in the case of Tax Returns filed more frequently than quarterly, at least seven (7) days prior to the due date (giving effect to any validly obtained extension), and (C) use good faith in considering and reflecting, as is reasonable, Seller’s comments. For purposes of this Agreement, in the case of any Straddle Period, (1) Property Taxes of Company shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date pro rata on the basis of the number of days in such Tax period, and (2) Taxes (other than Property Taxes) of Company for the Pre-Closing Tax Period shall be computed as if such Tax period ended as of the close of business on the Closing Date; provided that Excluded Taxes shall not include any additional Tax owed by Company

- 54 - resulting from any transaction engaged in by Company occurring on the Closing Date after the Effective Time, other than Taxes arising from any transaction engaged in the ordinary course of the business by Company. (iv) To the maximum extent permitted by applicable Tax Law, all Transaction Tax Deductions shall be claimed in a Pre-Closing Tax Period or, in the case of a Straddle Period, shall be allocated solely to the Pre-Closing Straddle Period (and shall therefore be, in either case, for the benefit of Seller). (h) Transfer Taxes. Purchaser shall (i) pay fifty percent (50%) of all Transfer Taxes arising out of the Transactions, and (ii) indemnify and hold Seller harmless against, any transfer, stamp, documentary, registration, sales, use tax and other such Taxes and any conveyance fee, recording charge and other fees and charges (including any penalties and interest) incurred as a result of the transfers effected pursuant to this Agreement (“Transfer Taxes”). The Person responsible for filing any Tax Returns that are required to be filed in connection with any Transfer Taxes shall remit any Transfer Taxes required to be paid with respect to such Tax Returns. Purchaser and Seller shall timely sign and deliver such certificates or forms as may be reasonably necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to, Transfer Taxes. (i) Tax Sharing Agreements. As of the Closing Date, any Tax sharing or allocation agreement or arrangement, whether or not written, that may have been entered into between Company, and Seller or any of its Affiliates on the other hand, shall be amended to remove Company and its Subsidiaries as a party, and, from and after the Closing Date, none of the Company or any of its Subsidiaries shall have any obligation to make any payments in respect thereof to any Person for any period. (j) Coordination; Survival. Notwithstanding anything in this Agreement to the contrary, the procedures with respect to Tax matters shall be governed exclusively by this Section 4.10 (and not by any provision of Article VI). The covenants and indemnification provisions of this Section 4.10 shall survive the applicable statute of limitations plus an additional sixty (60) days. 4.11 Seller Intellectual Property. (a) Except as provided in Section 4.11(b), and subject to the terms of this Agreement and the Ancillary Agreements, Purchaser acknowledges that, other than the limited rights set forth in Section 4.11(b), Purchaser and its Subsidiaries shall have no right, title or interest after the Closing in or to any Seller Intellectual Property. To the extent that Company has any rights in any Seller Intellectual Property, such rights shall be, and hereby are, assigned to Seller effective as of the Closing. Except as provided for in Section 4.11(b), Company and its Subsidiaries shall (i) terminate any and all uses of any of the Seller Intellectual Property beginning immediately following the Closing, (ii) execute and deliver to Seller at such time a written disclaimer or assignment, as applicable, of any rights to the Seller Intellectual Property and an acknowledgment that the Seller Intellectual Property, and the goodwill associated therewith, are proprietary rights belonging to Seller or its Affiliates and that such entities are the sole owners of all trademark and other rights, titles and interests in and to the Seller Intellectual Property, to the extent applicable,

- 55 - and (iii) execute such other documents reasonably requested by Seller from time to time to effectuate or evidence the foregoing. Purchaser acknowledges and agrees that neither Purchaser nor any of its Subsidiaries or Affiliates shall, after the Closing, use, seek to use, adopt, register or apply for registration of any Seller Intellectual Property, including confusingly similar Trademarks. Notwithstanding the foregoing, nothing in this Section 4.11 shall prohibit any use or display of the Seller Intellectual Property by Purchaser or any of its Subsidiaries that is permitted under applicable Laws (including nominative use, or descriptive fair use). (b) Effective as of the Closing, Seller, on behalf of itself and its Affiliates, hereby grants Purchaser and its Affiliates a limited, non-exclusive, non-transferable, royalty-free, fully paid-up license to use and display, as applicable, the Seller Licensed IP for a period not to exceed the earlier date that is twelve (12) months following the Closing Date or the date that is ten (10) Business Days after the System Conversion (the “IP Transition Period”); provided, however, that that with respect to the Seller Licensed IP used for the purpose referenced in Section 4.11(b)(i) hereof, the IP Transition Period shall be for a period of twelve months following the Closing Date. Purchaser and its Affiliates shall use its and their reasonable best efforts to set a date for the System Conversion that is as soon as reasonably practicable after the Closing. Purchaser shall use the Seller Licensed IP during the IP Transition Period solely (i) for Company and its Subsidiaries’ online and digital customers to (A) access the Company’s website or Social Media, which are necessary to redirect such online and digital customers to Purchaser’s website post-Closing, (B) otherwise access Company Information, and (C) contact the Company; (ii) to update as needed current materials for rates, other product updates, and related material; and/or (iii) for use on displays and signs at the Company Real Property. In furtherance of the purpose referenced in Section 4.11(b)(i) hereof, Seller shall during the IP Transition Period at its sole discretion, either provide Purchaser with access to all relevant Internet Domains and Social Media included in the Seller Licensed IP to allow Purchaser to redirect the traffic from such online and digital customers to Purchaser’s website, or cause all relevant Internet Domains and Social Media included in the Seller Licensed IP to redirect the traffic from such online and digital customers to Purchaser’s website. All such uses of the Seller Licensed IP by Purchaser shall be (y) in a manner consistent in all material respects with Seller’s and its Affiliates’ use and display of such Seller Licensed IP as of the Closing Date, and (z) in connection with the business of Company or any of its Subsidiaries as conducted immediately prior to Closing and during the IP Transition Period. Notwithstanding the foregoing, Purchaser and its Affiliates shall use its reasonable best efforts to cease to use the Seller Licensed IP as soon as reasonably practicable after the Closing. Purchaser and its Affiliates agree to use their commercially reasonable efforts to expedite its exhaustion, depletion or destruction of existing inventories bearing the Seller Licensed IP, and otherwise transition away from their respective further use and display of the Seller Licensed IP, it being understood that such process shall be completed by no later than the end of the IP Transition Period. Notwithstanding the foregoing, during the IP Transition Period, without prior written approval of Seller, which shall not be unreasonably withheld, conditioned or delayed, Purchaser and its Affiliates shall not create any new marketing or other promotional material bearing Seller Licensed IP. All use of the Seller Licensed IP during the IP Transition Period by and on behalf of Purchaser and its Affiliates shall comply with reasonable quality control guidelines provided by Seller. Any resulting goodwill from the foregoing license by Purchaser and its Affiliates, if any, during the IP Transition Period shall inure to the benefit of Seller and its Affiliates, as applicable.

- 56 - 4.12 Insurance. (a) From and after the Effective Time, Purchaser shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each present and former director and officer of Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “D&O Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of, or pertaining to, the fact that such person is or was a director or officer of Company or any of its Subsidiaries or is or was serving at the request of Company or any of its Subsidiaries as a director or officer of another person and pertaining to matters, acts or omissions existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the Transactions; and Purchaser shall also advance expenses as incurred by such D&O Indemnified Party to the fullest extent permitted by applicable Law; provided that the D&O Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such D&O Indemnified Party is not entitled to indemnification. Purchaser shall reasonably cooperate with the D&O Indemnified Party, and the D&O Indemnified Party shall reasonably cooperate with Purchaser, in the defense of any such claim, action, suit, proceeding or investigation. (b) For a period of six (6) years after the Effective Time, Purchaser shall maintain in effect the current policies of directors’ and officers’ liability insurance maintained by Company (provided that Purchaser may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims against the present and former officers and directors of Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the Transactions); provided that Purchaser shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then Purchaser shall cause to be maintained policies of insurance which provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Company may, in consultation with Purchaser, obtain at or prior to the Effective Time a six-year “tail” policy under Company’s existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap. If Purchaser or Company purchases such a “tail policy,” Purchaser shall maintain such “tail policy” in full force and effect and continue to honor its obligations thereunder. (c) In the event that Purchaser or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfer all or substantially all its properties, assets or deposits to any Person or (iii) or engage in any similar transaction, then, and in each such case, Purchaser shall cause proper provision to be made so that the successor and assignee of Purchaser assumes the obligations set forth in this Section 4.12.

- 57 - (d) The obligations of Purchaser and Company under this Section 4.12 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect any D&O Indemnified Party or any other person entitled to the benefit of this Section 4.12 without the prior written consent of the affected D&O Indemnified Party or affected person. (e) The provisions of this Section 4.12 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party, his or her heirs and his or her legal representatives. 4.13 Non-Compete, Non-Solicitation, and Non-Disparagement. (a) During the period commencing on the date of this Agreement and ending on the fifth (5th) anniversary of the Closing Date (the “Restricted Period”), other than the operation of Company and its Subsidiaries in the ordinary course of business consistent with past practice up to and including the Closing Date, Seller shall not, and shall cause its Subsidiaries not to, directly or indirectly, engage in, own, be employed by, consult with, promote, or otherwise render services to any Person who is engaged in the Competing Business. Nothing in this Section 4.13 shall prevent Seller from entering into one or more Corporate Acquisitions with one or more Persons that engage, directly or indirectly, in the Competing Business, provided that if any such Corporate Acquisition will result in Seller engaging in the Competing Business in the Covered Area, Seller will use commercially reasonable efforts, and subject to any consents, permits, authorizations or approvals of, or filings, notices, reports or registrations with, any Governmental Authority or other third party, to cease engaging in the Competing Business in the Covered Area within six (6) months following the consummation of such Corporate Acquisition. (b) During the period (i) commencing on the date of this Agreement and ending on the second (2nd) anniversary of the Closing, or (ii) if, during the Restricted Period, Seller enters into a Corporate Acquisition with one or more Persons that engage, directly or indirectly, in a Competing Business in the Covered Area, commencing on the date of consummation of such Corporate Acquisition and ending on the last day of the Restricted Period (as applicable, the “Non- Solicitation Period”), Seller shall not, and shall cause its Subsidiaries not to, directly or indirectly: (i) solicit or encourage others to solicit any Person who is or, during the Non- Solicitation Period, becomes an employee of Company or any of its Subsidiaries regarding the employment of such Person or the provision of other services by such Person; provided, that nothing herein shall restrict Seller or any Subsidiary from (A) undertaking general solicitations through widely disseminated advertising or other means which are not specifically directed at employees of Company or any of its Subsidiaries and employing or engaging anyone who responds to such general solicitations; or (B) the solicitation of hiring of any non-management employee of Company or its Subsidiaries who is not retained by Purchaser, Company or any of its Subsidiaries in connection with the Transactions; or (ii) induce or attempt to induce any Person who is a customer, supplier, referral source, contractor, agent or key business relationship of the Company to cease doing business with Company or any of its Subsidiaries, reduce the amount of business that it does (or, but for that inducement or encouragement, would do) with Company or any of its Subsidiaries or otherwise materially alter their relationship with the Company or any of its

- 58 - Subsidiaries or, in the case of referral sources, to refer their business to any Person engaged in a Competing Business (other than the Company and its Subsidiaries), or, in the case of customers, to place their business with any Person engaged in a Competing Business (other than the Company and its Subsidiaries). (c) If a judge or arbitrator finds that Seller or any of its Subsidiaries are in breach of any of the provisions of subsection (a), then the Restricted Period shall, as it relates to the breaching party, be extended by the length of time during which Seller or its Subsidiary, as applicable, is in breach of any of those provisions. (d) Seller acknowledges and agrees that Company would be irreparably damaged if any of the provisions of this Section 4.13 are not complied with in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that Purchaser, Company and any of its Subsidiaries shall be entitled to seek an injunction or injunctions to prevent breaches of this Section 4.13 and shall have the right to seek specific performance to enforce Section 4.13 and its terms and provisions against Seller or any of its Subsidiaries in addition to any other remedy to which Purchaser, Company and any of its Subsidiaries may be entitled under this Agreement, at law or in equity. (e) It is the intent of the parties that each provision of this Section 4.13 be adjudicated to be valid and enforced to the fullest extent permissible under the Laws and public policies of each jurisdiction in which adjudication of the validity or enforcement of Section 4.13 is sought. In furtherance of the foregoing, each provision of this Section 4.13 shall be severable from the other provisions thereof, and any provision of this Section 4.13 that is prohibited or unenforceable in any jurisdiction shall be subject to the following: (i) if the prohibited or unenforceable provision is contrary to or conflicts with any requirement of any Law in effect in the jurisdiction, then the requirement shall be incorporated into, or substituted for, the prohibited or unenforceable provision to the minimum extent necessary to make the provision valid or enforceable; (ii) the Governmental Authority or arbitrator considering the matter is authorized to (or, if that Governmental Authority or arbitrator is unwilling or fails to do so, then the parties shall) amend the unenforceable provision to the minimum extent necessary to make the provision valid or enforceable, and the parties consent to the entry of an order amending the provision to that extent for that purpose; and (iii) if any unenforceable provision cannot be made valid or enforceable under this Section 4.13, then the prohibited or unenforceable provision shall be ineffective in that jurisdiction to the minimum extent necessary to make the remainder of Section 4.13 valid or enforceable in that jurisdiction. Any application of the foregoing provisions to any provision of this Section 4.13 shall not (A) affect the validity or enforceability of any other provision or (B) prevent the prohibited or unenforceable provision from being adjudicated valid or enforced as written in any other jurisdiction. (f) Seller agrees that during the Restricted Period it will not disparage or otherwise speak or write negatively about Purchaser, Company or any of its Subsidiaries, or the products or services specifically provided by Purchaser, Company or any of its Subsidiaries (“Products”), or cause any other person to disparage or speak or write negatively about Purchaser, Company or any of its Subsidiaries, or the Products.

- 59 - 4.14 Takeover Laws. Purchaser and its Subsidiaries or their respective Boards of Directors shall not take any action that would cause the Transactions or this Agreement to be subject to requirements imposed by any Takeover Law and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Transactions and this Agreement from any applicable Takeover Law now or hereafter in effect. If any Takeover Law may become, or may purport to be, applicable to the Transactions, Purchaser and its Subsidiaries and the members of their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the Transactions, including, if necessary, challenging the validity or applicability of any such Takeover Law. 4.15 Further Assurances. (a) From and after the Closing, consistent with the terms and conditions hereof, Seller and Purchaser shall and shall cause each of their respective Subsidiaries to, and shall use reasonable best efforts to cause their Affiliates to, promptly execute, acknowledge and deliver such instruments, certificates and other documents and take such other action as a party may reasonably require in order to carry out any of the Transactions. Following the Closing, the parties shall cooperate with one another to prepare and file all documents and forms and amendments thereto as may be required by applicable Law with respect or related to the Transactions. (b) From and after the Closing, Purchaser and Seller and their respective Subsidiaries shall cooperate and use their reasonable best efforts to prepare as promptly as practicable all documentation, to make all post-Closing filings and to obtain all post-Closing consents, approvals, waivers, permits, non-objections and other authorizations of all Governmental Authorities, including Seller’s receipt of approval of the Federal Reserve Board and/or the Federal Reserve Bank of Cleveland that Seller is no longer registered with the Federal Reserve Board as a savings and loan holding company and does not have “control” of the Company or the Company Bank for purposes of HOLA, the BHC Act, the CBC Act, or Regulation LL (12 CFR Part 238) (“Seller’s Deregistration”). Each of Purchaser and its Subsidiaries shall, upon request, furnish Seller with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any such filing, notice or application made by or on behalf of Seller or its Subsidiaries with or to any third party or Governmental Authority in connection with Seller’s Deregistration; provided, that, for the avoidance of doubt, in no event shall a party be obligated to provide the other party with any confidential supervisory or regulatory examination materials or information. 4.16 Payment of Indebtedness. Prior to Closing, Seller shall, and shall cause Company to, pay, satisfy, discharge, release and terminate in full all of the liabilities and other obligations to be performed by Company or its Subsidiaries, as applicable, under the applicable definitive documents governing the indebtedness and other instruments related thereto set forth on Section 4.16 of the Seller Disclosure Schedule, including the due and punctual payment of the principal of (and premium, if any) and interest

- 60 - thereon, and shall provide evidence of such payment, satisfaction, discharge, release and termination to Purchaser. 4.17 Financial Ability. Purchaser has, will have at all times through the Closing, and on the Closing Date will have, sufficient cash on hand or other sources of immediately available and unencumbered funds available to make payment of the Purchase Price to Seller and to purchase the Shares on the terms and conditions contemplated by this Agreement, to consummate the Transactions and to pay all associated costs and expenses required to be paid by Purchaser. 4.18 Regulatory Matters. If Purchaser or its Affiliates undertakes any redemption, recapitalization or repurchase of Purchaser Common Stock, or securities or rights, options, or warrants to purchase Purchaser Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Purchaser Common Stock in each case that would reasonably be expected to result in a Purchaser Control Effect, Purchaser shall offer Seller the right to participate in such redemption, recapitalization or repurchase to avoid a Purchaser Control Effect, it being agreed that Seller shall be offered the same terms and conditions as those offered to the other participants in such redemption, recapitalization or repurchase (except that such terms and conditions shall not limit Seller’s ability to avoid a Purchaser Control Effect) and Seller shall have the option, in Seller’s sole discretion, to determine whether to participate, and shall promptly inform Purchaser of its determination as to whether to participate, in such redemption, recapitalization or repurchase; provided that, except as otherwise set forth in this Agreement, nothing in this Agreement shall be construed to prohibit Purchaser or any of its Affiliates from undertaking any redemption, recapitalization or repurchase of Purchaser Common Stock, or securities or rights, options, or warrants to purchase Purchaser Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Purchaser Common Stock; and provided further that nothing in this Agreement shall be construed to prohibit Seller from receiving any Purchaser Common Stock from Purchaser in connection with a stock split, stock dividend, subdivision, reclassification, recapitalization, exchange or similar reorganization of Purchaser Common Stock in respect of Purchaser Common Stock. If at any time an action of Purchaser or any of its Affiliates described in this Section 4.18 would reasonably be expected to cause a Purchaser Control Effect and Seller, in its sole discretion, determines not to avoid a Purchaser Control Effect, Purchaser and Seller shall cooperate with each other and use reasonable best efforts to promptly prepare and file, or cause to be prepared and filed, all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all necessary permits, consents, approvals and authorizations of the Federal Reserve Board pursuant to the HOLA or the CBC Act, as applicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorization of the Federal Reserve Board; and Purchaser shall not, and shall cause its Affiliates not to, take any such action described in this Section 4.18 prior to the receipt of all necessary regulatory authorizations, consents, orders or approvals applicable to Purchaser from the Federal Reserve Board pursuant to the HOLA or the CBC Act.

- 61 - 4.19 Repurchase Offer. Until Seller beneficially owns such number of shares of Purchaser Common Stock that is less than or equal to one percent (1%) of the total issued and outstanding shares of Purchaser Common Stock, if Purchaser determines to repurchase shares of Purchaser Common Stock either on the open market or in privately negotiated transactions or through accelerated share repurchase programs, Purchaser shall first offer to repurchase shares of Purchaser Common Stock from Seller at a price to be determined by Purchaser (“Repurchase Offer”). Seller shall consider and respond as promptly as reasonably practicable (and within three (3) Business Days of such Repurchase Offer) to any Repurchase Offer; provided however, Purchaser shall have no obligation with respect to a Repurchase Offer for any shares of Purchaser Common Stock repurchased pursuant to a trading plan under Rule 10b5-1 under the Exchange Act unless such repurchase would reasonably be expected to result in a Purchaser Control Effect. 4.20 Non-Solicitation Agreements. Seller shall use its reasonable best efforts to have delivered, or caused to be delivered, those non-solicitation and confidentiality agreements with the individuals as set forth on Section 4.20 of the Purchaser Disclosure Schedule, in form and substance reasonably satisfactory to Purchaser. ARTICLE V CLOSING CONDITIONS 5.01 Conditions to Each Party’s Obligations under this Agreement. The respective obligations of each of Purchaser and Seller to effect the Transactions shall be subject to the satisfaction or written waiver by Purchaser and Seller at or prior to the Closing of each of the following conditions: (a) Governmental and Regulatory Consents. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and (ii) there shall not be any action taken, or any Law enacted, entered, enforced or deemed applicable to the Transactions, by any Governmental Authority, in connection with the grant of a Requisite Regulatory Approval or otherwise, which imposes any Burdensome Condition, nor shall any Governmental Authority with jurisdiction over Purchaser or its Subsidiaries have advised or notified any of them of its determination to impose a restriction or requirement in the future, in connection with or as a result of the Transactions, which upon compliance therewith would constitute a Burdensome Condition. (b) No Injunction or Legal Restraints; Illegality. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the Transactions. 5.02 Conditions to Obligations of Seller. The obligations of Seller to effect the Transactions shall also be subject to the satisfaction or written waiver by Seller, at or prior to the Closing of each of the following conditions:

- 62 - (a) Representations and Warranties. The representations and warranties of Purchaser set forth in Section 3.02(b), Section 3.02(f), Section 3.02(g) and Section 3.02(p) of this Agreement (in each case after giving effect to the lead in to Section 3.02) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date), and the representations and warranties of Purchaser set forth in Section 3.02(a)(i), Section 3.02(c) and Section 3.02(m) of this Agreement (other than the last sentence of Section 3.02(c)) (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case after giving effect to the lead in to Section 3.02) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date). All other representations and warranties of Purchaser set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Section 3.02) shall be true and correct in all respects as of the date of this Agreement and (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be so true and correct if the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has not had or would not reasonably be expected to have, a Material Adverse Effect on Purchaser. (b) Performance of Obligations of Purchaser. Purchaser each have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing. (c) Officer’s Certificate. Seller shall have received a certificate signed on behalf of Purchaser by an executive officer of Purchaser certifying as to the matters set forth in Sections 5.02(a) and 5.02(b) with respect to the representations, warranties and obligations of Purchaser. (d) Purchaser Closing Deliverables. Purchaser shall have delivered, or caused to be delivered, to Seller each of the certificates, instruments, agreements, documents and other items required to be delivered by it pursuant to Section 2.02(c) at or prior to the Closing Date. 5.03 Conditions to Obligation of Purchaser. The obligations of Purchaser to effect the Transactions shall also be subject to the satisfaction or written waiver by Purchaser, at or prior to the Closing of each of the following conditions: (a) Representations and Warranties. The representations and warranties of Seller set forth in Section 3.01(b), Section 3.01(f) and Section 3.01(x) of this Agreement (in each case after

- 63 - giving effect to the lead in to Section 3.01) shall be true and correct (other than, in the case of Section 3.01(b), such failures to be true and correct as are de minimis) in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date), and the representations and warranties of Seller and Company set forth in Section 3.01(a)(i), Section 3.01(j) and Section 3.01(m) of this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Section 3.01) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date). All other representations and warranties of Seller set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead in to Section 3.01) shall be true and correct in all respects as of the date of this Agreement and (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct in all material respects as of such date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of this sentence, such representations and warranties shall be deemed to be so true and correct if the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties, has not had or would not reasonably be expected to have, a Material Adverse Effect on Company or Bank. (b) Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing. (c) Officer’s Certificate. Purchaser shall have received a certificate signed on behalf of Seller by an executive officer of Seller certifying as to the matters set forth in Sections 5.03(a) and 5.03(b) with respect to the representations, warranties and obligations of Seller. (d) Resignations. At or prior to the Effective Time, Seller shall cause Company to remove or effect the resignation of each director of the Company as of the Effective Time. (e) Seller Closing Deliverables. Seller shall have delivered, or caused to be delivered, to Purchaser each of the certificates, instruments, agreements, documents and other items required to be delivered by it pursuant to Section 2.02(c) at or prior to the Closing Date. (f) 280G and Company 401(k) Plan Compliance. Purchaser shall have received: (i) the information from Seller required to be delivered to Seller pursuant to Section 4.08(d); and (ii) documentation, if applicable, relating to the Company 401(k) Plan termination.

- 64 - ARTICLE VI SURVIVAL AND WAIVER 6.01 Survival. The parties hereto, intending to modify any applicable statute of limitations, agree that: (a) the representations and warranties of Seller and Purchaser contained in this Agreement and in any certificate delivered pursuant hereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, Seller, Purchaser or any of their respective Affiliates in respect thereof, except in the event of Fraud; (b) after the Closing, there shall be no liability on the part of, nor shall any claim be made by, Seller, Purchaser or any of their respective Affiliates in respect of any covenant or agreement in this Agreement to be performed at or prior to the Closing, except in the event of Fraud; and (c) covenants or agreements in this Agreement to be performed following the Closing shall survive in accordance with their respective terms. 6.02 Waiver. (a) Subject to Section 8.10, in furtherance of and without limitation to the provisions set forth in Section 6.01, except with respect to Section 8.10, Seller and Purchaser hereby waive, from and after Closing, to the fullest extent permitted under Law, and any and all rights, claims and causes of actions for any breach of any representation or warranty or any covenant, agreement or obligation set forth herein to be performed at or prior to the Closing that it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law; provided, that nothing in this Section 6.02 shall limit any Person’s right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 8.10. ARTICLE VII TERMINATION 7.01 Termination. This Agreement may be terminated at any time prior to the Closing as follows: (a) by mutual written agreement of Purchaser and Seller; (b) by either Purchaser or Seller, by giving written notice of such termination to the other party, if any condition to such party’s obligations hereunder has not been satisfied or waived and the Closing shall not have occurred on or prior to the date that is one (1)-year from the date of this Agreement (the “Termination Date”); provided, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to (i) Seller, if a material breach by Seller or Company of any representation, warranty, covenant, agreement or obligation of such party under

- 65 - this Agreement has been the cause of the failure of the Closing to occur on or before such date or (ii) Purchaser, if a material breach by Purchaser of any representation, warranty, covenant, agreement or obligation of such party under this Agreement has been the cause of the failure of the Closing to occur on or before such date; provided further, that the Termination Date may be extended by either Purchaser or Seller for an additional three (3) months by written notice to the other party if the Closing shall not have occurred by such date and on such date the conditions set forth in Section 5.01(a) (Governmental or Regulatory Consent) have not been satisfied or waived and each of the other conditions set forth in Article V has been satisfied, waived or remains capable of being satisfied; (c) by Purchaser or Seller if any court of competent jurisdiction or other Governmental Authority shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Transactions and such judgment, order, injunction, rule, decree or other action shall have become final and non-appealable; (d) by Purchaser or Seller if any Governmental Authority that must grant a Requisite Regulatory Approval has denied approval of the consummation of the Transactions or imposed any Burdensome Condition, by final, non-appealable action of such Governmental Authority, unless the failure to obtain a Requisite Regulatory Approval is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; (e) by Purchaser, if Purchaser is not then in material breach of any provision of this Agreement, if Seller or Company has breached any representation or warranty, or any such representation or warranty has become untrue or incorrect, or Seller or Company has breached or failed to perform any covenant or agreement, contained in this Agreement, which breach or failure to be true or correct or failure to perform would give rise to a failure of the condition set forth in Section 5.03(a) or 5.03(b) (in either case, as if the Closing Date were occurring on the date on which the accuracy of the representation or warranty is being assessed) and is not cured within thirty (30) days after the giving of written notice to Seller of such breach or is not capable of being cured not later than the Termination Date; or (f) by Seller, if Seller is not then in material breach of any provision of this Agreement, if Purchaser has breached any representation or warranty, or any such representation or warranty has become untrue or incorrect, or Purchaser has breached or failed to perform any covenant or agreement, contained in this Agreement, which breach or failure to be true and correct or failure to perform would give rise to a failure of the condition set forth in Section 5.02(a) or 5.02(b) (in either case, as if the Closing Date were occurring on the date on which the accuracy of the representation or warranty is being assessed) and is not cured within thirty (30) days after the giving of written notice to Purchaser of such breach or is not capable of being cured not later than the Termination Date. 7.02 Effect of Termination. If this Agreement is terminated in accordance with this Article VII, then each of the parities shall be relieved of its duties and obligations arising under this Agreement (other than obligations that by their terms are to be performed following any such termination) and no party hereto shall

- 66 - have any liability to any other party hereto or their respective Affiliates, directors, officers, shareholders, partners, agents or employees in connection with the termination of this Agreement; provided, however, and notwithstanding anything in the foregoing to the contrary, that (a) no termination shall (i) restrict the availability of specific performance set forth in Section 8.10 with respect to surviving obligations that are to be performed following such termination or (ii) relieve any party hereto from liability for losses, damages, obligations, costs or expenses (which the parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and may include, to the extent proven, expectancy damages of the relevant party, taking into consideration relevant matters, which shall be deemed in such event to be damages of such party) resulting from any Fraud or Willful Breach of this Agreement occurring prior to termination and (b) the provisions set forth in the Confidentiality Agreement and in Section 4.04, this Section 7.02 and Article VIII shall survive the termination of this Agreement. ARTICLE VIII MISCELLANEOUS 8.01 Waiver; Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party or parties against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. 8.02 Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument. 8.03 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND ENFORCED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OHIO APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICT OF LAWS OF SUCH STATE THAT WOULD PROVIDE FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION. 8.04 Venue for Resolution of Disputes. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to the Transaction Documents and the Transactions, whether in tort or Contract or at law or in equity, exclusively, in the United States District Court for the Northern District of Ohio or, if that court does not have subject matter jurisdiction, in any state court located in Cleveland, Ohio and (a) irrevocably submits to the exclusive jurisdiction of such court, (b) waives any objection to laying venue in any such action or proceeding in such court, (c) waives

- 67 - any objection that such court is an inconvenient forum or does not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 8.08 of this Agreement. Each party hereto further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of the Transaction Documents or the Transactions in such court, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or that such party is not subject to personal jurisdiction in such court. 8.05 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05. 8.06 Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any attempted or purported assignment in contravention of this provision shall be null and void. 8.07 Expenses. Unless otherwise provided in this Agreement, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense. 8.08 Notices. All notices, requests, instructions or other communications or documents to be given or made hereunder by one party to the other party shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent at or prior to 5:00 p.m. local time of the recipient, and on the next Business Day if sent after 5:00 p.m. local time of the recipient (in each case except in the event of any “bounceback” or similar non-transmittal message); or (d) on the day after the

- 68 - date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.08): If to Seller or Company, to: Ohio Farmers Insurance Company Attention: Jennifer Souza General Counsel and Assistant Corporate Secretary Email: jenniferSouza@westfieldgrp.com One Park Circle P.O. Box 5001 Westfield Center, OH 44251 With a copy to (which shall not constitute notice): Squire Patton Boggs (US) LLP 201 E. Fourth St., Suite 1900 Cincinnati, OH 45202 Attention: James J. Barresi Email: james.barresi@squirepb.com If to Purchaser, to: First Financial Bancorp. Attention: Karen B. Woods General Counsel and Chief Administrative Officer Email: karen.woods@bankatfirst.com 255 East 5th Street Suite 2900 Cincinnati, OH 45202 With a copy to (which shall not constitute notice): Amundsen Davis, LLC 201 N. Illinois Street, Suite 1400 Capital Center, South Tower Indianapolis, IN 46204 Attention: John W. Tanselle Email: jtanselle@amundsendavislaw.com 8.09 Entire Understanding. (a) The Transaction Documents and the Confidentiality Agreement represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

- 69 - (b) Without limiting the effect of Section 3.02(q)(ii), except for the representations and warranties contained in this Agreement or the Ancillary Agreements, none of Seller, Company nor any other Person makes any other express or implied representation or warranty on behalf of Seller, Company or their respective Subsidiaries or otherwise in respect of Seller, Company or their respective Subsidiaries. (c) Without limiting the effect of Section 3.01(y)(ii), except for the representations and warranties contained in this Agreement or the Ancillary Agreements, Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of Purchaser or its Subsidiaries or otherwise in respect of Purchaser or its Subsidiaries. 8.10 Specific Performance. The parties hereto agree that, if any of the provisions of this Agreement were not to be performed as required by their specific terms or were to be otherwise breached, irreparable damage will occur, no adequate remedy at law would exist and damages would be difficult to determine, and that such parties shall be entitled, without the necessity of posting a bond or other security, to an injunction or injunctions to prevent breaches, and to specific performance of the terms, of this Agreement, in addition to any other remedy at law or equity. 8.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable. 8.12 Parties in Interest. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Except as provided in Section 4.12 with respect to D&O Indemnified Parties, nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any Person other than the parties hereto and their successors or permitted assigns. 8.13 Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 CFR § 261.2(c) and as identified in 12 CFR § 309.5(g)(8)) (“Confidential Supervisory Information”) by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply, but no

- 70 - representation or warranty shall be deemed untrue, incorrect or incomplete, as a consequence of the omission of Confidential Supervisory Information. [Signature Pages Follow]

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. Ohio Farmers Insurance Company By: /s/ Joesph C. Kohmann Name: Joseph C. Kohmann Title: Executive Vice President, Chief Operating Officer, Treasurer

[Signature Page to Stock Purchase Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written. First Financial Bancorp. By: /s/ Archie M. Brown Name: Archie M. Brown Title: President and Chief Executive Officer

Exhibit A Registration Rights Agreement